As filed with the Securities and Exchange             Registration No. 33-81010
Commission on July 7, 1995


- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Aetna Insurance Company of America
       ------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                  Connecticut
       ------------------------------------------------------------------
         (State or other Jurisdiction of Incorporation or Organization)

                                       63
       ------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   06-1286272
       ------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

       151 Farmington Avenue, Hartford, Connecticut 06156, (203) 273-7834
       ------------------------------------------------------------------
      (Address, including Zip Code, and Telephone Number, including Area
              Code, of Registrant's Principal Executive Offices)

                            Susan E. Bryant, Counsel
                       Aetna Insurance Company of America
           151 Farmington Avenue, RE4C, Hartford, Connecticut  06156
                                 (203) 273-7834
       ------------------------------------------------------------------
           (Name, Address,  including Zip Code, and Telephone Number, including Area Code, of Agent for Service)


- -------------------------------------------------------------------------------

The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           AICA GUARANTEED ACCOUNT -
                     A GUARANTEED INTEREST OPTION AVAILABLE
                        UNDER VARIABLE ANNUITY CONTRACTS
                  ISSUED BY AETNA INSURANCE COMPANY OF AMERICA


                             CROSS REFERENCE SHEET
                           Pursuant to Regulation S-K
                                  Item 501(b)

Form S-1
- --------
Item No.  Information Required in Prospectus                   Location in Prospectus
- --------  ----------------------------------                   ----------------------
   1      Forepart of the Registration Statement and
            Outside Front Cover Page of
            Prospectus...................................    Outside Front Cover

   2      Inside Front and Outside Back Cover                Table of Contents (inside front
            Pages of Prospectus..........................    cover)

   3      Summary Information, Risk Factors..............    Summary

          Ratio of Earnings to Fixed Charges.............    Not Applicable

   4      Use of Proceeds................................    Investments

   5      Determination of Offering Price................    Not Applicable

   6      Dilution.......................................    Not Applicable

   7      Selling Security Holders.......................    Not Applicable

   8      Plan of Distribution...........................    Description of the AICA
                                                             Guaranteed Account Option

   9      Description of Securities to be                    Description of the AICA
            Registered...................................    Guaranteed Account Option

  10      Interests of Named Experts and Counsel.........    Not Applicable

  11      Information with Respect to the Registrant.....    The Company; Directors and
                                                             Executive Officers; Executive
                                                             Compensation; Legal
                                                             Proceedings; Financial
                                                             Statements
  12      Disclosure of Commission Position
          on Indemnification for Securities
          Act Liabilities................................    Not Applicable


                            AICA GUARANTEED ACCOUNT
                 (formerly the Growth Plus Guaranteed Account)
                           A Credited Interest Option
                                   offered by
                       Aetna Insurance Company of America

             ______, 1995 Supplement to the May 1, 1995 Prospectus


Effective ____________, 1995 the Company has made the following changes to the credited interest option described in this Prospectus.

NAME CHANGE

The name for the Growth Plus Guaranteed Account has been changed to "AICA Guaranteed Account." Where the names "Growth Plus Guaranteed Account" or "Guaranteed Account" appear in this Prospectus, they will now mean the AICA Guaranteed Account.

SUMMARY, page 4, DESCRIPTION OF THE GUARANTEED ACCOUNT, page 6

The toll-free telephone number that allows Certificate Holders to obtain information concerning available Deposit Periods, Guaranteed Rates and Guaranteed Terms has been changed to:
1-800-531-4547.

SUMMARY, page 5

The following sentence replaces the first sentence of the eleventh paragraph of the Summary:

   Except for the transactions described in items (1), (3) and (4) in the preceding paragraph, amounts withdrawn or transferred from the Guaranteed Account prior to the Maturity Date are subject to a Market Value Adjustment.

SUMMARY, page 5, MARKET VALUE ADJUSTMENT, Page 9

The following paragraph, subject to state regulatory approval, has been added after the eleventh paragraph in the Summary and after the second paragraph in Market Value Adjustment:

   When a guaranteed death benefit is payable under the terms of the Contract, only a positive Aggregate Market Value Adjustment amount, if any, is applied to amounts withdrawn from the Guaranteed Account if withdrawn within the first six months after the date of death. This provision does not apply at the death of a spousal beneficiary or joint Certificate Holder who continued the Account in his or her own name after the first death. If amounts are withdrawn after the six-month period, a positive or negative Aggregate Market Value Adjustment, as applicable, will be applied. If amounts are withdrawn from the Guaranteed Account due to annuitization under one of the lifetime Annuity options described in the Contract Prospectus, only the positive Aggregate Market Value Adjustment, if any, is applied. (See "Market Value Adjustment" and "Annuity Period" in this Prospectus.)



81010.00.1                                    Aetna Ed.___/95

GUARANTEED RATES, page 7

The following paragraph replaces the third paragraph in Guaranteed Rates:

   Guaranteed Rates are credited according to the length of the Guaranteed Term. For Guaranteed Terms of one year or less, a Guaranteed Rate is credited from the date of deposit to the last day of the Guaranteed Term. For Guaranteed Terms of greater than one year several different Guaranteed Rates may be applicable. The initial Guaranteed Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. The remainder of the Guaranteed Term may also have several different Guaranteed Rates for subsequent specific periods of time. For example, a 5-year Guaranteed Term may guarantee 7% for the first year, 6.75% for the next two years, and 6.5% for the remaining two years. At the Company's option, there may be one Guaranteed Rate for the entire Guaranteed Term.


MISCELLANEOUS -Annuity Period, page 11

The following sentence, subject to state regulatory approval, has been added as the next to the last sentence of the paragraph discussing the Annuity Period:

   Only a positive Aggregate Market Value Adjustment, if any, is applied due to annuitization under a lifetime Annuity option.

The following unaudited interim financial information supplements the audited financial information presented in the May 1, 1995 Prospectus. This information should be read in conjunction with the December 31, 1994 financial information presented therein.

                        SELECTED FINANCIAL DATA, page 20

                         Three Months
                        Ended March 31,
                  --------------------------

 (Thousands)         1995             1994
                     ----             ----
Total Revenue..   $   174.0        $   141.2
                  =========        =========

Net Income.....   $    77.7        $    74.7
                  =========        =========

Total Assets...   $11,932.1        $11,695.8
                  =========        =========

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                     OF THE RESULTS OF OPERATIONS, Page 20

                                          Three Months
                                         Ended March 31,
                                      -----------------------
(Thousands)                            1995             1994
                                      ------           ------

Net investment income...............  $174.0           $141.2
Operating expenses..................    54.5             26.2
                                      ------           ------
Income before federal income taxes..   119.5            115.0
Federal income taxes................    41.8             40.3
                                      ------           ------
Net income..........................  $ 77.7           $ 74.7
                                      ======           ======

The Company's net income increased 4% in the first quarter of 1995 when compared with the same period a year ago. The improvement in the first quarter of 1995 net income reflected an increase in net investment income primarily due to increasing yields on cash equivalents partially offset by an increase in operating expenses related to taxes, licenses and fees.

Liquidity and Capital Resources (page 21)

                                               Three Months
                                             Ended March 31,
                                          ---------------------

(Thousands)                                 1995        1994
                                          ---------   ---------

Assets..................................  $11,932.1   $11,695.8
                                          =========   =========
Shareholder's Equity....................  $11,814.7   $11,570.5
                                          =========   =========
Net Cash provided by Operating            $    45.9   $  (180.1)
 Activities.............................  =========   =========
Net Cash used for Investing Activities..  $  (921.4)  $     0.0
                                          =========   =========
Cash and Cash Equivalents...............  $ 3,857.2   $ 4,332.8
                                          =========   =========


                       AETNA INSURANCE COMPANY OF AMERICA
    (a wholly owned subsidiary of Aetna Life Insurance and Annuity Company)

                              STATEMENTS OF INCOME

                                  (thousands)

                                         Three Months
                                        Ended March 31,
                                      ------------------

                                       1995        1994
                                      ------      ------
                                          (Unaudited)
Revenue:
   Net investment income............  $174.0      $141.2
                                      ------      ------
      Total revenue.................   174.0       141.2

Expenses:
   Operating expenses:..............    54.5        26.2
                                      ------      ------
      Total expenses:...............    54.5        26.2

Income before federal income taxes..   119.5       115.0

   Federal income taxes.............    41.8        40.3
                                      ------      ------

Net income..........................  $ 77.7      $ 74.7
                                      ======      ======


                  See Condensed Notes to Financial Statements

                       AETNA INSURANCE COMPANY OF AMERICA
    (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)
                                 Balance Sheet

                                  (thousands)

                                           March 31,
                                             1995
                                          -----------
                                          (Unaudited)
Assets
- ------
Investments:
   Debt securities, available for sale:
      (amortized cost $7,451.7).........   $ 7,376.0
   Short-term investments...............       495.0
                                           ---------
      Total investments.................     7,871.0

Cash and cash equivalents...............     3,857.2
Accrued investment income...............       203.1
Deferred tax asset......................         0.4
Other assets............................         0.4
                                           ---------

   Total assets.........................   $11,932.1
                                           =========

Liabilities and Shareholder's Equity
- ------------------------------------
Liabilities:
   Due to parent and affiliates.........   $     4.7
                                           ---------
   Other liabilities....................        41.5
   Current federal income taxes payable.        71.2
                                           ---------
      Total liabilities.................       117.4
                                           ---------

Shareholder's equity:
   Common capital stock, par value
    $2000 (1,275 shares authorized,
    issued and outstanding).............     2,550.0
   Paid-in capital......................     7,550.0
   Net unrealized capital losses........       (75.7)
   Retained earnings....................     1,790.4
                                           ---------
      Total shareholder's equity........    11,814.7
                                           ---------

      Total liabilities and
       shareholder's equity.............   $11,932.1
                                           =========

                  See Condensed Notes to Financial Statements.

                       AETNA INSURANCE COMPANY OF AMERICA
    (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)
                 Statements of Changes in Shareholder's Equity

                                  (thousands)

                                              Three Months
                                             Ended March 31,
                                          --------------------
                                            1995        1994
                                          ---------  ---------
                                              (Unaudited)
Shareholder's equity, beginning of
 period.................................  $11,675.3  $11,584.2
Net change in unrealized capital gains
 (losses)...............................       61.7      (88.4)
Net income..............................       77.7       74.7
                                          ---------  ---------
Shareholder's equity, end of period.....  $11,814.7  $11,570.5
                                          =========  =========


See Condensed Notes to Financial Statements.

                       AETNA INSURANCE COMPANY OF AMERICA
    (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)
                            Statements of Cash Flows

                                  (thousands)

                                                   Three Months
                                                  Ended March 31,
                                            ---------------------------
                                              1995              1994
                                                   (Unaudited)
Cash Flows from Operating Activities:
   Net income...........................    $   77.7          $   74.7
   (Increase) decrease in accrued
    investment income...................      (111.6)           (111.6)
   Net change in amounts due to/from
    parent and affiliates...............        (5.8)             ----
   Increase (decrease) in other
    receivables.........................         4.7              (1.7)
   Net increase in other assets and
    liabilities.........................        20.5               0.2
   Increase (decrease) in federal
    income taxes........................        41.8            (162.8)
   Net amortization of a premium on
    debt securities.....................        18.6              21.1
      Net cash provided by (used by)        --------          --------
       operating activities.............        45.9            (180.1)
                                            --------          --------

Cash Flows from Investing Activities:
   Cost of investment purchases in:
      Debt securities...................      (429.3)             ----
      Short-term investments............      (492.1)             ----
                                            --------
       Net cash used for investing            (921.4)             ----
        activities......................    --------

Net decrease in cash and cash
 equivalents............................      (875.5)           (180.1)
Cash and cash equivalents, beginning of
 period.................................     4,732.7           4,512.9
                                            --------          --------
Cash and cash equivalents, end of period    $3,857.2          $4,332.8
                                            ========          ========

Supplemental cash flow information:.....
   Income taxes paid, net...............    $   ----          $  203.0
                                            ========          ========


                  See Condensed Notes to Financial Statements.

                       AETNA INSURANCE COMPANY OF AMERICA
    (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)
                    Notes to Financial Statements, page F-7


The following is inserted at the end of Note 1, Summary of Significant Accounting Policies - Basis of Presentation

The consolidated financial statements for the three-month periods ended March 31, 1995 and 1994 have been prepared in accordance with generally accepted accounting principles and are unaudited. Certain reclassifications have been made to 1994 financial information to conform to 1995 presentation. These interim statements necessarily rely heavily on estimates including assumptions as to annualized tax rates. In the opinion of management, all adjustments necessary for a fair statement of results for the interim periods have been made. All such adjustments are of a normal recurring nature.

                       AETNA INSURANCE COMPANY OF AMERICA
  151 Farmington Avenue, Hartford, Connecticut 06156 Telephone: 1-800-525-4225
                         GROWTH PLUS GUARANTEED ACCOUNT
                            CREDITED INTEREST OPTION
                         Prospectus Dated: May 1, 1995

This Prospectus describes the Growth Plus Guaranteed Account ("Guaranteed Account"), which is a credited interest option available to fund certain variable annuity contracts ("Contracts") issued by Aetna Insurance Company of America ("Company"). This Prospectus and the prospectus describing the Contracts ("Contract Prospectus") should both be read thoroughly before investing.

The Contract Prospectus describes the terms and conditions related to an investment in the Contract, including fees and expenses that will be deducted from the funding options (see "Contract Charges"). This Prospectus describes the pertinent information required to evaluate the terms of the Guaranteed Account (see "Description of the Growth Plus Guaranteed Account").

Under the terms of the Guaranteed Account, the Company sets various rates of interest ("Guaranteed Rate") for varying lengths of time ("Guaranteed Terms") and designates the period of time during which investments can be made ("Deposit Period") at those rates and terms. A Certificate Holder electing the Guaranteed Account can designate amounts to be invested in any Guaranteed Term during the Deposit Period and will receive the Guaranteed Rate for that term. Amounts invested in the Guaranteed Account can come from the Certificate Holder's Net Purchase Payments for the Contract or by transferring amounts accumulated by the Certificate Holder under other funding options under the Contract. There is no minimum amount required if investments come from Net Purchase Payments; however, the Certificate Holder must meet Contract minimums (see the Contract Prospectus). There is a $500 minimum for transfers from other funding options. See "Contributions to the Guaranteed Account." The interest rate declared for a Guaranteed Term is an annual effective yield; that is, it reflects a full year's interest. Interest is credited daily at a rate that will provide the guaranteed annual effective yield over the period of one year assuming reinvestment of all interest (see "Guaranteed Rates"). THE COMPANY CANNOT PREDICT FUTURE LEVELS OF GUARANTEED INTEREST RATES ABOVE THE CONTRACTUALLY GUARANTEED RATE NOR GUARANTEE WHAT SUCH RATES WILL BE UNTIL THEY ARE DECLARED FOR EACH GUARANTEED TERM. THE GUARANTEED RATE WILL BE SET FORTH IN THE CONTRACT PROSPECTUS.

WITHDRAWALS OR TRANSFERS FROM A GUARANTEED TERM PRIOR TO THE END OF THAT GUARANTEED TERM MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. SURRENDER OF ALL OR PART OF THE CONTRACT MAY ALSO BE SUBJECT TO A MARKET VALUE ADJUSTMENT AND A DEFERRED SALES CHARGE (SEE "MARKET VALUE ADJUSTMENT" AND "CONTRACT CHARGES"). UNDER CERTAIN CONDITIONS, THESE ADJUSTMENTS AND CHARGES COULD RESULT IN THE CERTIFICATE HOLDER RECEIVING AN AMOUNT LESS THAN THE AMOUNT PAID INTO THE GUARANTEED ACCOUNT.

Under certain emergency conditions, the Company may defer payment of any amounts requested to be withdrawn from the Guaranteed Account (see "Withdrawals").

The Company intends generally to invest funds received for the Guaranteed Account primarily in fixed income securities.

All of the general assets of the Company, including amounts deposited to the Guaranteed Account, are available to meet the guarantees under the Guaranteed Account. These assets are chargeable with liabilities arising out of other business of the Company.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED BY THE COMPANY TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                               TABLE OF CONTENTS

                                                                            Page
GLOSSARY...................................................................   3
SUMMARY....................................................................   4
DESCRIPTION OF THE GROWTH PLUS
GUARANTEED ACCOUNT
   General.................................................................   6
   Contributions to the Guaranteed Account.................................   6
   Purchase Payment........................................................   6
   Deposit Period..........................................................   7
   Guaranteed Term.........................................................   7
   Guaranteed Rates........................................................   7
   Establishment of Guaranteed Rates.......................................   7
   Maturity of a Guaranteed Term...........................................   7
TRANSFERS..................................................................   8
WITHDRAWALS................................................................   8
MARKET VALUE ADJUSTMENT....................................................   9
   Deposit Period Yield....................................................  10
   Current Yield...........................................................  10
   MVA Formula.............................................................  10
MISCELLANEOUS..............................................................  11
   Contract Charges........................................................  10
   Annuity Period..........................................................  11
   Reinvestment............................................................  11

                                                                            Page
INVESTMENTS...............................................................   11
TAX CONSIDERATIONS........................................................   12
   Taxation of the Company................................................   12
   Taxation of the Guaranteed Account.....................................   12
THE COMPANY
   History and Business...................................................   13
   Employees..............................................................   13
   Properties.............................................................   13
   State Regulation.......................................................   13
DIRECTORS AND EXECUTIVE OFFICERS..........................................   15
EXECUTIVE COMPENSATION....................................................   16
SECURITY OWNERSHIP OF MANAGEMENT..........................................   16
LEGAL PROCEEDINGS.........................................................   16
EXPERTS...................................................................   16
LEGAL MATTERS.............................................................   16
APPENDIX I................................................................   17
APPENDIX II...............................................................   19
SELECTED FINANCIAL DATA...................................................   19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
   OPERATIONS.............................................................   20
FINANCIAL STATEMENTS......................................................  F-1

                                    GLOSSARY

In this Prospectus, the following terms have the meanings shown:

ACCOUNT: A record established for each Certificate Holder in a Group Contract to identify Purchase Payments and amounts accumulated that are attributable to the Certificate Holder under the Contract during the Accumulation Period.

AGGREGATE MARKET VALUE ADJUSTMENT AMOUNT: The sum of all Market Value Adjusted amounts calculated due to a withdrawal of funds (for surrender or transfer) from the Guaranteed Account prior to the Maturity Date(s). This total may be a positive or negative figure.

ANNUITY: A series of payments made for life, a definite period or a combination of the two.

ANNUITY PERIOD: The period of time during which annuity payments are made.

CERTIFICATE: The document issued to a Certificate Holder to evidence a Certificate Holder's Account established under a group Contract.

CERTIFICATE HOLDER: A person who has established an Account under a group Contract or the individual Contract Holder of an individual Contract.

CONTRACT: A group or individual variable annuity contract issued by the Company which offers the Guaranteed Account as a funding option.

CONTRACT HOLDER: A person who purchases a Contract.

CONTRACT PROSPECTUS: The prospectus for the Separate Account and the Contracts.

DEPOSIT PERIOD: The period of time during which Net Purchase Payments, transfers and reinvestments are accepted for accumulation under the Guaranteed Account for one or more Guaranteed Terms.

GUARANTEED ACCOUNT: The Growth Plus Guaranteed Account described in this Prospectus.

GUARANTEED RATE: The interest rate(s) applicable to a specific Guaranteed Term.

GUARANTEED TERM: The period of time specified by the Company for which Guaranteed Rates are guaranteed on amounts invested during a specific Deposit Period.

HOME OFFICE: The Company's principal executive office located at 151 Farmington Avenue, Hartford, Connecticut 06156.

MARKET VALUE ADJUSTMENT OR MVA: An adjustment to the amount withdrawn or transferred from the Guaranteed Account before the Maturity Date. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in the Contract and Certificate. The adjustment is expressed as a percentage of each dollar being withdrawn or transferred.

MATURED TERM VALUE: The value of each Guaranteed Term on its Maturity Date.

MATURITY DATE: The last day of a Guaranteed Term.

MATURITY VALUE TRANSFER PROVISION: A provision allowing a Certificate Holder to transfer an amount to a new Guaranteed Term or another funding option, without a Market Value Adjustment, one time only (see "Maturity of a Guaranteed Term").

NET PURCHASE PAYMENT: The Purchase Payment less premium taxes or commission payments, if applicable.

PURCHASE PAYMENT: The gross payment made to an Account or to an individual Contract.

SEPARATE ACCOUNT: A separate account that buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to the Company's other income, gains or losses. The Company owns the assets held in the Separate Account and does not serve as a trustee with regards to such amounts. The Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Separate Account, shall not be charged with other Company liabilities.

VARIABLE ANNUITY CONTRACT: An Annuity Contract providing for the accumulation of values, and for annuity payments, which provide varying investment results.

                                    SUMMARY

The Guaranteed Account is a guaranteed interest option available as a funding option under certain variable annuity contracts issued by the Company (see "Description of the Growth Plus Guaranteed Account--General"). Amounts invested in the Guaranteed Account are credited with interest rates guaranteed by the Company for stated periods of time.

During a Deposit Period, Certificate Holders may direct some or all of their Net Purchase Payment(s) to the Guaranteed Account. There is no minimum amount if the investment comes from a Net Purchase Payment. Transfers of accumulated amounts from other funding options to the Guaranteed Account are also allowed. If a transfer is made to the Guaranteed Account from other Contract funding options, the transferred value may not be less than $500 (see "Contributions to the Guaranteed Account").

The Company will declare the Guaranteed Rate(s) for all available Guaranteed Terms at the start of the Deposit Period for those Guaranteed Terms. These Guaranteed Rate(s) are guaranteed for that Deposit Period and the length of the Guaranteed Term.

Interest is credited daily at a rate that will provide the guaranteed annual effective yield over the period of one year. Guaranteed Rates will never be less than the annual effective rate stated in the Contract and will not be changed for any Guaranteed Term after the start of the Deposit Period (see "Guaranteed Rates").

The Company will send notification of a Guaranteed Term's maturity, along with the current month's Guaranteed Rates and Guaranteed Term, to Certificate Holders with amounts allocated to the Guaranteed Account. This notification is sent at least 18 days prior to the Maturity Date. Certificate Holders may obtain information concerning available Deposit Periods, Guaranteed Rates, and Guaranteed Terms through the use of a toll-free telephone number within five business days before the Maturity Date (1-800-642-6406) (see "Description of the Growth Plus Guaranteed Account--General" and "Maturity of a Guaranteed Term").

Before the Maturity Date, a Certificate Holder may instruct the Company to (a) reinvest the Matured Term Value in the Guaranteed Account for a new Guaranteed Term available under the current Deposit Period; (b) transfer the Matured Term Value to one or more of the variable funding options available under the Contract; or (c) withdraw the Matured Term Value. In none of those circumstances would a Market Value Adjustment be applicable to the Matured Term Value; however, a deferred sales charge may be assessed on amounts withdrawn (see "Contract Charges" and the Contract Prospectus).

If the Company does not receive direction from the Certificate Holder at its Home Office by the Maturity Date, the Matured Term Value will be reinvested automatically in the Guaranteed Account for a new Guaranteed Term under the current Deposit Period. This new Guaranteed Term will have the same length to maturity as the Guaranteed Term that is maturing. If such a Guaranteed Term is not available, the transfer will be to the next shortest available Guaranteed Term (see "Maturity of a Guaranteed Term"). A confirmation will be mailed to the Certificate Holder advising of the new Guaranteed Term and the applicable Guaranteed Rate(s) for which the Matured Term Value has been reinvested. This confirmation will be mailed within two business days following the Maturity Date.

The Maturity Value Transfer Provision is available to those Certificate Holders who allow the Company to automatically reinvest the total Matured Term Value into the current Deposit Period. This provision allows Certificate Holders to transfer to other funding options or withdraw, without a Market Value Adjustment, all or a portion of the Matured Term Value that was transferred to a new Guaranteed Term. A deferred sales charge may be applied to any amounts withdrawn (see the Contract Prospectus).

If all or any portion of the Matured Term Value is transferred or surrendered, the interest credited from the Maturity Date to the date of the transaction will be at the new Guaranteed Rate. The Maturity Value Transfer Provision is only available until the last business day of the month following the Maturity Date of the prior Guaranteed Term (see "Maturity of a Guaranteed Term").

Full or partial surrenders and transfers to other Contract funding options are permitted from the Guaranteed Account; however, amounts invested for a Guaranteed Term during a Deposit Period may not be transferred during that Deposit Period or for 90 days after the close of that Deposit Period.This provision does not apply to (1) amounts transferred on the Maturity Date or under the Maturity Value Transfer Provision (see "Maturity of a Guaranteed Term"); (2) amounts transferred from the Guaranteed Account before the Maturity Date due to the election of an Annuity option (see "Annuity Period"); (3) amounts transferred from the one-year Guaranteed Term in connection with the Dollar Cost Averaging program described in the Contract Prospectus; and (4) amounts distributed under the Estate Conservation and Systematic Withdrawal distribution options described in the Contract Prospectus.

Except for the transactions described in items (1) through (4) in the preceding paragraph, amounts withdrawn or transferred from the Guaranteed Account prior to the Maturity Date are subject to a Market Value Adjustment. The Market Value Adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit. When interest rates increase after the date of deposit, the value of the investment decreases, and the Market Value Adjustment amount is negative. Conversely, when interest rates decrease after the date of deposit, the value of the investment increases, and the Market Value Adjustment amount is positive. Hence, the Market Value Adjustment will affect the amount withdrawn from the Guaranteed Account to satisfy the request for withdrawal or transfer (see "Market Value Adjustment").

Certain charges such as the mortality and expense risk charges and administrative expense charge are assessed under the Contracts to compensate the Company for costs associated with administering the Contract. These charges are not deducted from the Guaranteed Account (see "Contract Charges"). Other charges such as deferred sales charges, maintenance fees and transfer fees may be deducted from amounts transferred from the Guaranteed Account. For a description of all Contract fees and charges see "Contract Charges" and the Contract Prospectus.

The interest rate(s) credited during any Guaranteed Term does not necessarily relate to investment performance. As in the case of all of the Company's general account assets, deposits received under the Guaranteed Account option will generally be invested in federal, state and municipal obligations; corporate bonds; other fixed income investments; and cash or cash equivalents. All of the general assets of the Company are available to meet the guarantees under the General Account (see "Investments").

               DESCRIPTION OF THE GROWTH PLUS GUARANTEED ACCOUNT

GENERAL

This Prospectus describes the material provisions of the Growth Plus Guaranteed Account ("Guaranteed Account"). The Guaranteed Account is a guaranteed interest option available to fund certain variable annuity contracts issued by Aetna Insurance Company of America ("Company"). This Prospectus and the prospectus describing the Separate Account and the variable annuity contracts ("Contract Prospectus") should both be read thoroughly before investing. All of these prospectuses should be retained for future reference.

Under the terms of the Guaranteed Account, the Company sets various rates of interest ("Guaranteed Rate") for varying lengths of time ("Guaranteed Terms") and designates the period of time during which investments can be made ("Deposit Period"). A Certificate Holder electing the Guaranteed Account can designate amounts to be invested in any Guaranteed Term during the Deposit Period and will receive the Guaranteed Rate for amounts kept in that Guaranteed Account for that term. Amounts invested in the Guaranteed Account can come from the Certificate Holder's Net Purchase Payments for the Contract or by transferring amounts accumulated by the Certificate Holder under other funding options under the Contract. There is no minimum amount required if investments come from Net Purchase Payments; however, the Certificate Holder must meet Contract minimums (see the Contract Prospectus). There is a $500 minimum for transfers from other funding options (see "Contributions to the Guaranteed Account").

The Contract permits transfers and withdrawals, prior to the Maturity Date, subject to certain conditions. Transfer and withdrawal amounts from the Guaranteed Account may be subject to a Market Value Adjustment and/or deferred sales charges. See "Transfers" and "Withdrawals." Please also refer to the Contract Prospectus for more information.

The Company maintains a toll-free telephone number (1-800-642-6406) that allows Certificate Holders to obtain information concerning available Deposit Periods, Guaranteed Rates, and Guaranteed Terms. In addition, the Company will send notification of the upcoming Deposit Period dates and information on the current Guaranteed Rates, Guaranteed Terms and projected Matured Term Values to Certificate Holders who have funds in a maturing Guaranteed Term. This notification will be sent at least 18 calendar days prior to the Maturity Date.

CONTRIBUTIONS TO THE GUARANTEED ACCOUNT

Amounts may be invested in the Guaranteed Account at the Guaranteed Terms and Guaranteed Rates available during the then current Deposit Period by allocating all or a portion of the Certificate Holder's Net Purchase Payment(s) or by transferring accumulated value(s) from other Contract funding options or other Guaranteed Terms. Amounts invested in the Guaranteed Account during a Deposit Period may not be transferred during that Deposit Period or for 90 days after the close of that Deposit Period, except under the Maturity Value Transfer Provision, Dollar Cost Averaging or the selection of an Estate Conservation of Systematic Withdrawal distribution option.

PURCHASE PAYMENT

A Certificate Holder may elect to invest some or all of the Net Purchase Payment(s) for any available Guaranteed Terms at the applicable Guaranteed Rates during the then current Deposit Period. There is no minimum amount required for the Guaranteed Account. Please refer to the Contract Prospectus for minimum Purchase Payments for the Contract.

DEPOSIT PERIOD

The Deposit Period is a period of time during which one or more Net Purchase Payments or amounts transferred from other Contract funding options or other Guaranteed Terms may be invested at the Guaranteed Rates for the Guaranteed Terms then available. A Deposit Period may be a week, a month, a calendar quarter, or any other period of time specified by the Company. A Deposit Period may be extended by the Company.

GUARANTEED TERM

The Guaranteed Term is the period of time specified by the Company during which one or a series of Guaranteed Rates are credited.

Guaranteed Terms are offered at the Company's discretion for various lengths of time ranging up to and including ten years.

GUARANTEED RATES

Guaranteed Rates are the interest rates that are guaranteed by the Company to be credited on amounts invested during a Deposit Period for a specific Guaranteed Term. Guaranteed Rates are annual effective yields, reflecting a full year's interest. The interest is credited daily at a rate that will produce the guaranteed annual effective yield over the period of one year.

In no event will the Company guarantee or credit a Guaranteed Rate that is less than an annual effective rate specified in the Contract. In addition, the Guaranteed Account does not allow for the crediting of interest above the Guaranteed Rates which are announced by the Company at the start of a Deposit Period.

Guaranteed Rates are credited according to the length of the Guaranteed Term. A Guaranteed Rate is credited from the date of deposit to the last day of the Guaranteed Term.

ESTABLISHMENT OF GUARANTEED RATES

The Company's determination of Guaranteed Rates is influenced by, but does not necessarily correspond to, interest rates available on fixed-income investments in which the Company may invest using funds deposited into the Guaranteed Account (see "Investments"). In addition, the Company will consider other items in determining Guaranteed Rates including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends, and competitive factors.

THE COMPANY MAKES THE FINAL DETERMINATION REGARDING GUARANTEED RATES. THE COMPANY CANNOT PREDICT THE LEVEL OF FUTURE GUARANTEED RATES.

MATURITY OF A GUARANTEED TERM

At least 18 calendar days before the Maturity Date, the Company will send notification to the Certificate Holder of the upcoming Deposit Period, the projected Matured Term Value for the amount maturing in the Guaranteed Account and the Guaranteed Rate and Guaranteed Term for the current Deposit Period. Certificate Holders may transfer amounts from any maturing Guaranteed Term to new Guaranteed Terms. The amount in any maturing Guaranteed Term may also be transferred into any other allowable option(s) available under the Contract. There is no Market Value Adjustment applied to funds transferred or surrendered from a Guaranteed Term on the Maturity Date.

If the Company does not receive direction from the Certificate Holder at its Home Office by the Maturity Date, the Company will automatically reinvest the Matured Term Value in the Guaranteed Account during the new Deposit Period. The Matured Term Value will be invested for a Guaranteed Term having the same length to maturity as the Guaranteed Term that is maturing. If such a term is not available, the transfer will be to the next shortest available Guaranteed Term. The new Guaranteed Term may have a different length of time to maturity than the maturing Guaranteed Term. For example, if a 3-year Guaranteed Term matures and no direction is received, and a 3-year Guaranteed Term is not available in the current Deposit Period, the Matured Term Value will be reinvested in a new Guaranteed Term of less than 3 years, which is the next shortest Guaranteed Term then available.

Once the Matured Term Value has been reinvested, the Certificate Holder will receive a statement confirming the transfer, along with information on the new Guaranteed Rate(s) and Guaranteed Term. For those Certificate Holders who allow the Company to transfer automatically the total Matured Term Value into the open Deposit Period, the Maturity Value Transfer Provision is available. This provision allows Certificate Holders to transfer or withdraw, without a Market Value Adjustment, the Matured Term Value that was transferred to a new Guaranteed Term. A deferred sales charge may be assessed on amounts withdrawn from the Contract. Please see "Contract Charges" and the Contract Prospectus for more information. If all of the Matured Term Value is transferred or withdrawn under the Maturity Value Transfer Provision, any interest accrued under the new Guaranteed Term will be credited through the date of transfer or withdrawal. The right to make a transfer or withdrawal under the Maturity Value Transfer Provision is available until the last business day (when the New York Stock Exchange is open) of the month following the Maturity Date. THE MATURITY VALUE TRANSFER PROVISION ONLY APPLIES TO THE FIRST REQUEST RECEIVED FROM THE CERTIFICATE HOLDER, WITH RESPECT TO A PARTICULAR MATURED TERM VALUE.

                                   TRANSFERS

The Contract provides for the transfer of all or any portion of accumulated values under the Contract to the Guaranteed Account and other funding options. Please refer to the Contract Prospectus for more information. There is a $500 minimum for transfers from other funding options to the Guaranteed Account.

Amounts applied to a Guaranteed Term during a Deposit Period may not be transferred to any other funding option or to another Guaranteed Term during that Deposit Period or for 90 days after the close of that Deposit Period. (The 90 day restriction does not apply to Dollar Cost Averaging from the one-year Guaranteed Term or the selection of an Estate Conservation or Systematic Withdrawal ("ECO and SWO") distribution option (both of which are described in the Contract Prospectus). See "Withdrawals" below for a description of how transferred amounts are allocated to the Guaranteed Terms.

                                  WITHDRAWALS

The Contract allows for full or partial withdrawals. To make a full or partial withdrawal, a withdrawal request form, provided by the Company, must be properly completed and submitted to the Company's Home Office. Please see the Contract Prospectus for more information.

Under certain emergency conditions, the Company may defer payment of a Guaranteed Account withdrawal request for a period of up to six months. Please refer to the Contract Prospectus for further details.

A Market Value Adjustment is applied to amounts withdrawn from a Guaranteed Account before the Maturity Date (except under the Maturity Value Transfer Provision, ECO and SWO elections and amounts transferred from the one-year Guaranteed Term in connection with the Dollar Cost Averaging Program). The amount withdrawn may also be subject to a deferred sales charge. See "Contract Charges." Please also refer to the Contract Prospectus for more information regarding deferred sales charges and surrender fees.

When a request for a transfer or partial withdrawal of a specific dollar amount is made, the Market Value Adjustment will be included in the determination of any amounts to be withdrawn from the Guaranteed Account to fulfill the request. Therefore, the amount actually withdrawn from the Guaranteed Account may be more or less than the requested dollar amount (see "Appendix I" and "Market Value Adjustment").

The Guaranteed Account portion of a partial withdrawal request is determined in the following manner:

  1. Amounts invested for Guaranteed Terms having the same lengths are grouped together;

  2. Amounts are withdrawn pro rata from the Guaranteed Term groups; and

  3. From each Guaranteed Term group, amounts are withdrawn starting with the oldest Deposit Period.

For example, for each Net Purchase Payment made, all Guaranteed Terms initially established for one year are considered a group, all Guaranteed Terms initially established for two years are considered a group, etc. Funds are then withdrawn starting from the Guaranteed Term that commenced the earliest in each Guaranteed Term group.

                            MARKET VALUE ADJUSTMENT

Upon withdrawal or transfer of funds from or within the Guaranteed Account, the Company may need to liquidate certain assets or use existing cash flow which would otherwise be available to invest at current interest rates. The assets may be sold at a profit or a loss depending upon market conditions. This profit/loss could affect the determination of Guaranteed Rates (see "Establishment of Guaranteed Rates"). To lessen the impact, all withdrawals and transfers made before the Maturity Date of a Guaranteed Term, including transfers made in order to elect a nonlifetime Annuity option, but excluding transactions under the Maturity Value Transfer Provision, transfers made from the one-year Guaranteed Term in connection with the Dollar Cost Averaging Program and amounts withdrawn under ECO and SWO distribution options (both of which are described in the Contract Prospectus), will be subject to a Market Value Adjustment (MVA).

The MVA reflects the changes in interest rates since the Deposit Period. When interest rates increase after the Deposit Period, the value of the investment decreases and the MVA amount is negative. Conversely, when interest rates decrease after the Deposit Period, the value of the investment increases and the Market Value Adjustment amount is positive.

The MVA involves a deposit period yield and a current yield. An adjustment is made in the formula of the MVA to reflect the period of time remaining in the Guaranteed Term from the Wednesday of the week of withdrawal.

MVA amounts can be positive or negative and therefore may increase or decrease the amount withdrawn from a Guaranteed Term to satisfy the withdrawal or transfer request. The MVA Amount depends on the relationship of the deposit period yield of U.S. Treasury Notes that mature in the last quarter of the Guaranteed Term, to the current yield of such U.S. Treasury Notes at the time of withdrawal. In general, if the current yield is the lesser of the two, the MVA will decrease the amount withdrawn from the Guaranteed Account to satisfy the withdrawal or transfer request; if the current yield is the higher of the two, the MVA will increase the amount withdrawn from the Guaranteed Account to satisfy the withdrawal or transfer request. As a result of the Market Value Adjustment imposed on the Guaranteed Account, the amount withdrawn or transferred from the Guaranteed Account prior to the Maturity Date may be less than the amount paid into the Guaranteed Account.

To determine the deposit period yield and the current yield, certain information must be obtained about the prices of outstanding U.S. Treasury issues. This information may be found each business day in publications such as The Wall Street Journal. This newspaper publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day. These percentages are used in determining the deposit period yield and the current yield for the MVA calculation.

DEPOSIT PERIOD YIELD

Determining the deposit period yield in the MVA calculation involves consideration of interest rates prevailing during the Deposit Period for the Guaranteed Term from which the withdrawal will be made. First, identify the Treasury Notes that mature in the last three months of the Guaranteed Term. Then, list the yield-to-maturity percentages of these Treasury Notes for the last business day of each week in the Deposit Period. Average these percentages to determine the deposit period yield.

For example, if the Guaranteed Term matures in May 1998, use the Treasury Notes that mature in March, April, and May 1998. Then, if the Deposit Period from which the withdrawal will be made is January 1995, the yield-to-maturity percentages of the above Treasury Notes on May 5, 1995, May 12, 1995, May 19, 1995, and May 26, 1995 are averaged. This averaged figure (shown as a percentage) is the deposit period yield.

CURRENT YIELD

To determine the current yield, use the same Treasury Notes identified for the deposit period yield: Treasury Notes that mature in the last three months of the Guaranteed Term. However, the yield-to-maturity percentages used are those for the last business day of the week preceding the withdrawal. Average these percentages to determine the current yield.

For example, assume the withdrawal will be processed on May 18, 1995. List the yield-to-maturity percentage figures as of May 12, 1995 for the same Treasury Notes that determined the deposit period yield. Average these yields to determine the current yield.

MVA FORMULA

The mathematical formula used to determine the MVA is:

                       x
                    -------
                     /365/
          (1 + i)
         --------
          (1 + j)

Where:

i is the deposit period yield;
j is the current yield; and
x is the number of days remaining (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

For examples of how to calculate MVAs, please see Appendix I.

                                 MISCELLANEOUS

CONTRACT CHARGES

In addition to the MVA, a deferred sales charge may be deducted upon the full or partial surrender of a Contract. If amounts used for the surrender are withdrawn from a Guaranteed Account, the sales charge may be deducted from those amounts withdrawn. Other surrender charges may also be applied, if applicable. Please see the Contract Prospectus.

Mortality and expense risk charges and the administrative expense charges that are deducted from the Separate Account are not deducted from the Guaranteed Account. These charges only apply to the variable funding options available under the Contract. There may be other Contract charges such as maintenance charges or transfer fees deducted from the Guaranteed Account. See the Contract Prospectus.

ANNUITY PERIOD

The Guaranteed Account cannot be used as an option during the Annuity Period. At annuitization, amounts in the Guaranteed Account must be transferred to one or more of the funding options which allow for Annuity payments. The Aggregate Market Value Adjustment Amount (positive or negative) is applied to any amount transferred from the Guaranteed Account before the Maturity Date to one of the nonlifetime Annuity options available under the Contract. Please refer to the Contract Prospectus for a discussion of the Annuity Period.

REINVESTMENT

The Certificate Holder may elect to reinvest all or a portion of the proceeds received from a full withdrawal within 30 days after such withdrawal. Any amounts reinvested in the Guaranteed Account will be invested for the available Guaranteed Terms of the current Deposit Period in the same proportion as they were invested at the time of withdrawal. If a Guaranteed Term having the same length of time to maturity is not available in the current Deposit Period, the amounts will be reinvested for a Guaranteed Term having the next shortest length of time to maturity. Any negative MVA amount applied to a withdrawal is not included in the reinvestment. Please refer to the Contract Prospectus for further details on reinvestment as it relates to the Contract.

                                  INVESTMENTS

Amounts applied to the Guaranteed Account will be deposited to, and accounted for in, a nonunitized separate account established by the Company under Connecticut law. A nonunitized separate account is a separate account in which the Certificate Holder does not participate in the performance of the assets through unit values.

Certificate Holders allocating funds to the Guaranteed Account do not receive a unit ownership of assets accounted for in this separate account. The assets accrue solely to the benefit of the Company. Certificate Holders do not participate in the investment gain or loss from assets accounted for in the separate account. Such gain or loss is borne entirely by the Company. Certificate Holders will not participate in any manner in the investment performance of the nonunitized separate account. All benefits available to Certificate Holders are Contract guarantees made by the Company and are accounted for in the separate account.

The Company intends to invest in assets which, in the aggregate, have characteristics, especially cash flow patterns, reasonably related to the characteristics of the liabilities. Various investment techniques will be used to achieve the objective of close aggregate matching of assets and liabilities. The Company will primarily invest in investment-grade fixed income securities including:

  . Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

  . Debt securities that are rated, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa) or Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

  . Other debt instruments, including, but not limited to, issues of or guaranteed by banks or bank holding companies and of corporations, which obligations, although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above.

  . Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.

In addition, the Company may invest in futures and options. Financial futures and related options thereon and options on securities are purchased solely for nonspeculative hedging purposes. In the event the securities prices are anticipated to decline, the Company may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the nonunitized separate account. Similarly, if securities prices are expected to rise, the Company may purchase a futures contract or a call option thereon against anticipated positive cash flow or may purchase options on securities.

WHILE THE FOREGOING GENERALLY DESCRIBES THE INVESTMENT STRATEGY OF THE GUARANTEED ACCOUNT, THE COMPANY IS NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACTS ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS MAY BE REQUIRED BY CONNECTICUT AND OTHER STATE INSURANCE LAWS, NOR WILL THE GUARANTEED RATES THE COMPANY ESTABLISHES NECESSARILY RELATE TO THE PERFORMANCE OF THE NONUNITIZED SEPARATE ACCOUNT.

                               TAX CONSIDERATIONS

Certificate Holders should seek advice from their tax advisers concerning the application of federal (and where applicable, state and local) tax laws to amounts invested in the Guaranteed Account under the Contracts by them and by their beneficiaries and payments from such investments.

TAXATION OF THE COMPANY

The Company is taxed as an insurance company under the Internal Revenue Code of 1986 as amended. All assets supporting the Annuity obligations of the Guaranteed Account are owned by the Company. Any income earned on such assets is considered income to the Company.

TAXATION OF THE GUARANTEED ACCOUNT

Generally, any income earned on the Guaranteed Account deposits is not taxable to Certificate Holders until withdrawn or distributed to the Certificate Holder under the Contract. For additional information concerning the tax treatment of Purchase Payments and distributions from the Contract, please refer to the Contract Prospectus.

                                  THE COMPANY

HISTORY AND BUSINESS

Aetna Insurance Company of America (the "Company") is a stock life insurance company organized in 1990 under the insurance laws of Connecticut and is a wholly owned subsidiary of Aetna Life Insurance and Annuity Company ("ALIAC"). The Company is currently licensed to do business in forty-five states and in the District of Columbia, and is seeking licensure in all of the remaining states, except New York. ALIAC is a wholly owned subsidiary of Aetna Life and Casualty Company ("Aetna") which, with Aetna's subsidiaries, constitutes one of the nation's largest insurance/financial services organizations in the United States based on its assets at December 31, 1993. The Company's Home Office is located at 151 Farmington Avenue, Hartford, Connecticut 06156. Between 1990 and December 31, 1994, no business was written and all income and expense was related to investment activity only.

The Company will market and service individual and group annuity contracts that will offer a variety of funding and distribution options for personal and employer-sponsored retirement plans. These contracts may be immediate or deferred. The Company is expected to begin marketing services in 1995. The Company is licensed to sell life insurance in some states.

Upon business commencement, the Company will be engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance and investment products.

EMPLOYEES

As of December 31, 1994, the Company had no employees. The Company utilizes the employees of Aetna and its affiliates (primarily ALIAC).

PROPERTIES

The Company occupies office space that is owned or leased by Aetna Life Insurance Company or other affiliates. Expenses associated with these offices are allocated on a direct and indirect basis to the Company and the other subsidiaries of Aetna.

STATE REGULATION

The insurance business of the Company is subject to comprehensive and detailed regulation and supervision throughout the United States. The laws of the various jurisdictions establish supervisory agencies with broad authority to regulate, among other things, the granting of licenses to transact business, trade practices, agent licensing, policy forms, underwriting and claim practices, reserve adequacy, insurer solvency, the maximum interest rates that can be charged on life insurance policy loans and the minimum rates that must be provided for accumulation of surrender values, the form and content of required financial statements and the type and amounts of investments permitted. The Company is required to file detailed reports with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by such agencies at regular intervals.

Although the federal government does not directly regulate the business of insurance, many federal laws do affect the business. Existing or recently proposed federal laws that may significantly affect or would affect, if passed, the insurance business cover such matters as employee benefits, removal of barriers preventing banks from engaging in the insurance and mutual fund businesses, the taxation of insurance companies, and the tax treatment of insurance products. Additionally, certain separate accounts of the Company and the mutual funds that will be used as funding vehicles for those accounts are investment companies regulated by the Securities and Exchange Commission.

Several states, including Connecticut, regulate affiliated groups of insurers such as the Company and its affiliates under insurance holding company statutes. Under such laws, intercorporate transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial position of the company making the transfer. Changes in control also are regulated under these laws. As a Connecticut-domiciled insurance company, the Company is subject to comprehensive regulation under the Connecticut insurance laws and by the Connecticut Insurance Department.

In recent years, state insurance regulators have introduced and continue to work on changes in statutory accounting practices and other initiatives to strengthen solvency regulation. The National Association of Insurance Commissioners (NAIC) has adopted risk-based capital ("RBC") standards for life insurers. The RBC formula is a regulatory tool designed to identify weakly capitalized companies by comparing the adjusted surplus to the required surplus, which reflects the risk profile of the company (RBC ratio). Within certain ratio changes, regulators have increasing authority to take action as the RBC ratio decreases. There are four levels of regulatory action ranging from requiring insurers to submit a comprehensive plan to the state insurance commissioner to when the state insurance commissioner places the insurer under regulatory control.

The NAIC also is considering several other solvency related regulations including the development of a model investment law and amendments to the model insurance holding company law which would limit types and amounts of investments by insurance companies. In addition, in recent years there has been growing interest among certain members of Congress concerning possible federal roles in the regulation of the insurance industry. Because these other initiatives are in a preliminary stage, management cannot assess the potential impact of their adoption on the company.

Under insurance guaranty fund laws in all states, insurers doing business in those states can be assessed (up to prescribed limits) for policyholder or claimant losses under policies issued by companies which become insolvent. In the three years ended December 31, 1994, the Company had been assessed nominal guaranty fund assessment fees attributable to administrative assessments issued to all companies licensed to do business in a state. Since the Company had written no business prior to December 31, 1994, no assessments should be received relating to insolvencies which occurred prior to December 31, 1994.

                        DIRECTORS AND EXECUTIVE OFFICERS

                       POSITION WITH THE COMPANY        OTHER BUSINESS POSITIONS
 NAME, AGE             AND YEAR OF ELECTION             HELD FOR PAST 5 YEARS
 ---------             -------------------------        ------------------------
 Daniel P. Kearney, 54 Director and President (1994)    Executive Vice President
                                                        (since December 1993);
                                                        Group Executive (Febru-
                                                        ary 1991 to December
                                                        1993), Financial Divi-
                                                        sion of Aetna Life and
                                                        Casualty Company; Finan-
                                                        cial Consultant (prior
                                                        to February 1991) of
                                                        Daniel P. Kearney, Inc.
 James C. Hamilton, 53 Director, Vice President and     Vice President and Actu-
                       Treasurer (1990)                 ary of Aetna Life Insur-
                                                        ance Company (October
                                                        1988 to March 1991).
 Scott A. Striegel, 45 Director and Senior Vice Presi-  Senior Vice President,
                       dent (1993)                      Annuity SBU (since April
                                                        1994), Senior Vice Pres-
                                                        ident, ARPS (since March
                                                        1993) of Aetna Life and
                                                        Casualty Company; Senior
                                                        Vice President, Homeown-
                                                        ers (February 1992 to
                                                        March 1993) of Aetna
                                                        Life and Casualty Compa-
                                                        ny; Senior Vice Presi-
                                                        dent, Small Business and
                                                        Specialty Group Products
                                                        (March 1991 to February
                                                        1992) of Aetna Life and
                                                        Casualty Company; Vice
                                                        President, Strategic De-
                                                        velopment Unit (February
                                                        1990 to March 1991) of
                                                        Aetna Life and Casualty
                                                        Company.
 Richard C. Murphy, 51 Director and Vice President      Vice President, Aetna
                       (1993)                           Life Insurance Company
                                                        (since 1973); Vice Pres-
                                                        ident, Aetna Life Insur-
                                                        ance and Annuity Company
                                                        (since 1988); Director,
                                                        Aetna, Systematized Ben-
                                                        efits Administration
                                                        (1989 to 1993); Presi-
                                                        dent, Aetna Structured
                                                        Benefits, Inc. (since
                                                        1991).
 Maria McKeon          Corporate Secretary and Counsel  Counsel (since 1991),
                       (1995)                           Aetna Life and Casualty
                                                        Company.

                             EXECUTIVE COMPENSATION

  As of March 31, 1995, the Company had no employees. The Company utilizes the employees of Aetna and its affiliates (primarily Aetna Life Insurance and Annuity Company). There were no charges allocated to the Company for rent, salaries or other administrative expenses during 1994.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The Company's directors and officers do not beneficially own any outstanding shares of stock of the Company. All of the outstanding shares of stock of the Company are beneficially owned by the parent, Aetna Life Insurance and Annuity Company. The percentage of shares of Aetna Life Insurance and Annuity Company beneficially owned by any director of the Company, and by all directors and officers of the Company as a group, does not exceed one percent (1%) of the class outstanding.

                               LEGAL PROCEEDINGS

  The Company and its Board of Directors know of no material legal proceedings pending to which the Company is a party or which would materially affect the Company.

                                    EXPERTS

  The financial statements and schedule of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, appearing herein and elsewhere in the Registration Statement and upon the authority of such firm as experts in accounting and auditing.

  The reports of KPMG Peat Marwick LLP on the above-mentioned financial statements and financial statement schedule refer to a change in 1993 in the Company's methods of accounting for certain investment in debt and equity securities.

                                 LEGAL MATTERS

  The validity of the securities offered by this Prospectus has been passed upon by Susan E. Bryant, Esq., Counsel to the Company.

                                   APPENDIX I

                EXAMPLES OF MARKET VALUE ADJUSTMENT CALCULATIONS

The following are examples of MVA calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any deferred sales charge that may be assessed under the Contract upon withdrawal.

EXAMPLE I

Assumptions:

  i, the Deposit Period Yield, is 8%
  j, the Current Yield, is 10%
  x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the Guaranteed Term, is 927.

                        x
                     -------
                      /365/
            (1 + i)
    MVA =  ---------
            (1 + j)

                        927
                      -------
                       /365/
             1.08
        =  ---------
             1.10

        = .9545

In this example the Deposit Period Yield of 8% is less than the Current Yield of 10%, therefore, the MVA is less than 1. The amount withdrawn from the Guaranteed Term is multiplied by this MVA.

If a withdrawal or transfer of a stated percentage is requested, the value withdrawn from a Guaranteed Term will reflect the deduction of the negative MVA Amount. However, if a withdrawal or transfer request of a specific dollar amount is requested, the amount withdrawn from a Guaranteed Term will be increased to compensate for the negative MVA Amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,095.34 withdrawal from the Guaranteed Term.

Assumptions:

  i, the Deposit Period Yield, is 5%
  j, the Current Yield, is 6%
  x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the Guaranteed Term, is 927.

                         x
                      -------
                       /365/
            (1 + i)
    MVA =  ---------
            (1 + j)

                        927
                      -------
                       /365/
             1.05
        =  ---------
             1.06

        = .9762

In this example the Deposit Period Yield of 5% is less than the Current Yield of 6%, therefore, the MVA is less than 1. The amount withdrawn from the Guaranteed Term is multiplied by this MVA.

If a withdrawal or transfer of a stated percentage is requested, the value withdrawn from a Guaranteed Term will reflect the deduction of the negative MVA Amount. However, if a withdrawal or transfer request of a specific dollar amount is requested, the amount withdrawn from a Guaranteed Term will be increased to compensate for the negative MVA Amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,048.76 withdrawal from the Guaranteed Term.

EXAMPLE II

Assumptions:

  i, the Deposit Period Yield, is 10%

  j, the Current Yield, is 8%

  x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the Guaranteed Term, is 927.


                          x
                       -------
                        /365/
            (1 + i)
    MVA =  ---------
            (1 + j)

                         927
                       -------
                        /365/
             1.10
        =  ---------
             1.08

        = 1.0477

In this example the Deposit Period Yield of 10% is greater than the Current Yield of 8%, therefore, the MVA is greater than 1. The amount withdrawn from the Guaranteed Term is multiplied by this MVA.

If a withdrawal or transfer of a stated percentage is requested, the value withdrawn from a Guaranteed Term will reflect the addition of the positive MVA Amount. However, if a withdrawal of transfer request of a specific dollar amount is requested, the amount withdrawn from a Guaranteed Term will be decreased to reflect the positive MVA Amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,908.94 withdrawal from the Guaranteed Term.

Assumptions:

  i, the Deposit Period Yield, is 5%

  j, the Current Yield, is 4%

  x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the Guaranteed Term, is 927.


                          x
                       -------
                        /365/
            (1 + i)
    MVA =  ---------
            (1 + j)

                         927
                       -------
                        /365/
             1.05
        =  ---------
             1.04

        = 1.0246

In this example the Deposit Period Yield of 5% is greater than the Current Yield of 4%, therefore, the MVA is greater than 1. The amount withdrawn from the Guaranteed Term is multiplied by this MVA.

If a withdrawal or transfer of a stated percentage is requested, the value withdrawn from a Guaranteed Term will reflect the addition of the positive MVA Amount. However, if a withdrawal of transfer request of a specific dollar amount is requested, the amount withdrawn from a Guaranteed Term will be decreased to reflect the positive MVA Amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,951.98 withdrawal from the Guaranteed Term.

                                  APPENDIX II
                   EXAMPLES OF MARKET VALUE ADJUSTMENT YIELDS

The following hypothetical examples show the Market Value Adjustment based on a given Current Yield at various times remaining in the Guaranteed Term. Table A illustrates figures based on a Deposit Period Yield of 10%; Table B illustrates figures based on a Deposit Period Yield of 5%. The Market Value Adjustment will have either a positive or negative influence on the amount withdrawn from or remaining in a Guaranteed Term. Also, the amount of the Market Value Adjustment generally decreases as the end of the Guaranteed Term approaches.

TABLE A: Deposit Period Yield of 10%

          CHANGE IN
           DEPOSIT       TIME REMAINING TO MATURITY OF GUARANTEED TERM
CURRENT    PERIOD     ----------------------------------------------------------
 YIELD      YIELD     8 YEARS   6 YEARS   4 YEARS   2 YEARS   1 YEAR   3 MONTHS
- -------   ---------   -------   -------   -------   -------   ------   --------
  15%        +5%      -29.9%    -23.4%    -16.3%     -8.5%    -4.3%     -1.1%
  13%        +3%      -19.4     -14.9     -10.2      -5.2     -2.7      -0.7
  12%        +2%      -13.4     -10.2      -7.0      -3.5     -1.8      -0.4
  11%        +1%       -7.0      -5.3      -3.6      -1.8     -0.9      -0.2
   9%        -1%        7.6       5.6       3.7       1.8      0.9       0.2
   8%        -2%       15.8      11.6       7.6       3.7      1.9       0.5
   7%        -3%       24.8      18.0      11.7       5.7      2.8       0.7
   5%        -5%       45.1      32.2      20.5       9.8      4.8       1.2

TABLE B: Deposit Period Yield of 5%

          CHANGE IN
           DEPOSIT       TIME REMAINING TO MATURITY OF GUARANTEED TERM
CURRENT    PERIOD     ----------------------------------------------------------
 YIELD      YIELD     8 YEARS   6 YEARS   4 YEARS   2 YEARS   1 YEAR   3 MONTHS
- -------   ---------   -------   -------   -------   -------   ------   --------
   9%        +4%      -25.9%    -20.1%    -13.9%     -7.2%    -3.7%     -0.9%
   8%        +3%      -20.2     -15.6     -10.7      -5.5     -2.8      -0.7
   7%        +2%      -14.0     -10.7      -7.3      -3.7     -1.9      -0.5
   6%        +1%       -7.3      -5.5      -3.7      -1.9     -0.9      -0.2
   4%        -1%        8.0       5.9       3.9       1.9      1.0       0.2
   3%        -2%       16.6      12.2       8.0       3.9      1.9       0.5
   2%        -3%       26.1      19.0      12.3       6.0      2.9       0.7
   1%        -4%       36.4      26.2      16.8       8.1      4.0       1.0

                            SELECTED FINANCIAL DATA

The following selected financial data for the Company should be read in conjunction with the financial statements and notes thereto included in this prospectus.

                            SELECTED FINANCIAL DATA
                            YEARS ENDED DECEMBER 31,

                             1994       1993       1992       1991       1990
                           --------- ---------- ---------- ---------- ----------
                                                (thousands)
Total Revenue............. $   619.3 $    560.0 $    645.0 $    729.6 $    440.7
                           ========= ========== ========== ========== ==========
Net Income................ $   348.6 $    312.3 $    336.2 $    457.6 $    258.0
                           ========= ========== ========== ========== ==========
Total Assets.............. $11,736.2 $ 11,921.3 $ 11,360.9 $ 10,955.6 $ 10,411.5
                           ========= ========== ========== ========== ==========

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS


                                                      YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                       1994     1993     1992
                                                     -------- -------- --------
                                                            (THOUSANDS)
Net investment income............................... $  619.3 $  560.0 $  645.0
Operating expenses..................................     83.0     79.5    135.6
                                                     -------- -------- --------
Income before federal income taxes..................    536.3    480.5    509.4
Federal income taxes................................    187.7    168.2    173.2
                                                     -------- -------- --------
Net income.......................................... $  348.6 $  312.3 $  336.2
                                                     ======== ======== ========

The Company's net income increased 12% in 1994 following a 7% decrease in 1993. The improvement in 1994 net income reflected an increase in net investment income primarily due to increasing yields on cash equivalents. Net income in 1993 reflected a 13% decrease in net investment income reflecting the downward trend in investment yields on newly invested assets, offset in part by a 41% decrease in operating expenses related to a decrease in operating expenses allocated from Aetna to the Company.

INVESTMENTS

As of December 31, 1994 and 1993, all of the Company's debt securities were issued by the U. S. Treasury.

                                                              1994      1993
                                                            --------- ---------
                                                                (THOUSANDS)
Debt securities............................................ $ 6,906.5 $ 7,316.7
                                                            --------- ---------
  Total Investments........................................   6,906.5   7,316.7
Cash and cash equivalents..................................   4,732.7   4,512.9
                                                            --------- ---------
  Total Investments, cash and cash equivalents............. $11,639.2 $11,829.6
                                                            ========= =========

 Outlook

In 1995, once the Company starts selling its new products and services, it will establish investment strategies and portfolios which will match the duration of the related liabilities and provide sufficient cash flow to meet obligations while maintaining a competitive after-tax rate of return.

LIQUIDITY AND CAPITAL RESOURCES

                                                     YEARS ENDED DECEMBER 31,
                                                   -----------------------------
                                                     1994      1993      1992
                                                   --------- --------- ---------
                                                            (THOUSANDS)
Assets............................................ $11,736.2 $11,921.3 $11,360.9
                                                   ========= ========= =========
Shareholder's Equity.............................. $11,675.3 $11,584.2 $11,151.8
                                                   ========= ========= =========
Net Cash provided by Operating Activities......... $   219.8 $   596.1 $   449.3
                                                   ========= ========= =========
Net Cash used for Investing Activities............ $     0.0 $   162.8 $    47.4
                                                   ========= ========= =========
Cash and Cash Equivalents......................... $ 4,732.7 $ 4,512.9 $ 4,079.6
                                                   ========= ========= =========

Cash and cash equivalents increased $219.8 thousand during 1994 primarily due to the collection of investment income, partially offset by paid taxes and payments to the parent and affiliates. Cash proceeds from maturities and collection of fixed income securities in 1993 were $2,290.0 thousand. There were no sales of securities in 1994.

The Company has no debt. Aetna made a capital contribution of $10.1 million in 1990. There were no additional capital contributions through December 31, 1994.

The amount of dividends that may be paid to the shareholder without prior approval by the Insurance Commissioner of the State of Connecticut is subject to various restrictions. Based upon these restrictions, the Company is permitted a maximum of $922.8 thousand in dividend distributions in 1995.

                              FINANCIAL STATEMENTS

                       AETNA INSURANCE COMPANY OF AMERICA

                                     INDEX

                                                                            PAGE
                                                                            ----
Independent Auditors' Report..............................................    2
Financial Statements:
Statements of Income for the Years Ended December 31, 1994, 1993 and 1992.    3
Balance Sheets as of December 31, 1994 and 1993...........................    4
Statements of Changes in Shareholder's Equity for the Years Ended December
 31, 1994, 1993 and 1992..................................................    5
Statements of Cash Flows for the Years Ended December 31, 1994, 1993 and
 1992.....................................................................    6
Notes to Financial Statements December 31, 1994, 1993 and 1992............    7

                          INDEPENDENT AUDITORS' REPORT

The Shareholder and Board of Directors
Aetna Insurance Company of America:

We have audited the accompanying balance sheets of Aetna Insurance Company of America as of December 31, 1994 and 1993, and the related statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aetna Insurance Company of America at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in 1993 the Company changed its methods of accounting for certain investments in debt and equity securities.

                                                       /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
March 17, 1995

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                              STATEMENTS OF INCOME
                                  (THOUSANDS)

                                                      YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                       1994     1993     1992
                                                     -------- -------- --------
Revenue:
  Net investment income............................. $  619.3 $  560.0 $  645.0
                                                     -------- -------- --------
    Total revenue...................................    619.3    560.0    645.0
                                                     -------- -------- --------
Expenses:
  Operating expenses................................     83.0     79.5    135.6
                                                     -------- -------- --------
    Total expenses..................................     83.0     79.5    135.6
                                                     -------- -------- --------
Income before federal income taxes..................    536.3    480.5    509.4
  Federal income taxes..............................    187.7    168.2    173.2
                                                     -------- -------- --------
Net income.......................................... $  348.6 $  312.3 $  336.2
                                                     ======== ======== ========

See Notes to Financial Statements.

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                                 BALANCE SHEETS
                                  (THOUSANDS)

                                                              DECEMBER 31,
                                                           --------------------
                                                             1994       1993
                                                           ---------  ---------
ASSETS
Investments:
 Debt securities, available for sale: (amortized cost
  $7,043.9 and $7,132.0)                                   $ 6,906.5  $ 7,316.7
                                                           ---------  ---------
    Total investments.....................................   6,906.5    7,316.7
Cash and cash equivalents.................................   4,732.7    4,512.9
Accrued investment income.................................      91.5       91.5
Deferred tax asset........................................       0.4        --
Other assets..............................................       5.1        0.2
                                                           ---------  ---------
    Total assets.......................................... $11,736.2  $11,921.3
                                                           =========  =========
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
 Due to parent and affiliates.............................      10.5       89.7
 Other liabilities........................................      21.0       14.9
 Federal income taxes payable.............................
Current...................................................      29.4      167.9
Deferred..................................................       --        64.6
                                                           ---------  ---------
    Total liabilities.....................................      60.9      337.1
                                                           ---------  ---------
Shareholder's equity:
 Common capital stock, par value $2,000 (1,275 shares
  authorized, issued and outstanding).....................   2,550.0    2,550.0
 Paid-in capital..........................................   7,550.0    7,550.0
 Net unrealized capital gains (losses)....................    (137.4)     120.1
 Retained earnings........................................   1,712.7    1,364.1
                                                           ---------  ---------
    Total shareholder's equity............................  11,675.3   11,584.2
                                                           ---------  ---------
    Total liabilities and shareholder's equity............ $11,736.2  $11,921.3
                                                           =========  =========

See Notes to Financial Statements.

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                 STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                  (THOUSANDS)

                                                   YEARS ENDED DECEMBER 31,
                                                 ------------------------------
                                                   1994       1993      1992
                                                 ---------  --------- ---------
  Shareholder's equity, beginning of year....... $11,584.2  $11,151.8 $10,815.6
  Net change in unrealized capital gains (loss-
   es) .........................................    (257.5)     120.1       0.0
  Net income....................................     348.6      312.3     336.2
                                                 ---------  --------- ---------
  Shareholder's equity, end of year............. $11,675.3  $11,584.2 $11,151.8
                                                 =========  ========= =========

See Notes to Financial Statements.

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                            STATEMENTS OF CASH FLOWS
                                  (THOUSANDS)

                                                   YEARS ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1994      1993      1992
                                                  --------  --------  --------
Cash Flows from Operating Activities:
  Net income..................................... $  348.6  $  312.3  $  336.2
  Decrease in accrued investment income..........      --       46.3      51.4
  Increase (decrease) in amounts due to/from par-
   ent and affiliates............................    (79.2)    184.9     (44.9)
  Decrease (increase) in other assets and liabil-
   ities.........................................      1.2     (76.0)     71.1
  Increase (decrease) in federal income taxes
   payable.......................................   (138.9)     50.2      (2.8)
  Net amortization of premium on debt securities.     88.1      78.4      38.3
                                                  --------  --------  --------
    Net cash provided by operating activities....    219.8     596.1     449.3
                                                  --------  --------  --------
Cash Flows from Investing Activities:
  Proceeds from maturities and repayments of debt
   securities....................................      --    2,290.0   1,485.0
  Cost of investments purchased..................      --   (2,452.8) (1,532.4)
                                                  --------  --------  --------
    Net cash used for investing activities.......      --     (162.8)    (47.4)
                                                  --------  --------  --------
Net increase in cash and cash equivalents........    219.8     433.3     401.9
Cash and cash equivalents, beginning of year.....  4,512.9   4,079.6   3,677.7
                                                  --------  --------  --------
Cash and cash equivalents, end of year........... $4,732.7  $4,512.9  $4,079.6
                                                  ========  ========  ========
Supplemental cash flow information:
  Income taxes paid, net......................... $  326.6  $  118.0  $  176.0
                                                  ========  ========  ========

See Notes to Financial Statements.

                      AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
- ---------------------

Aetna Insurance Company of America (the "Company") is a stock life insurance company organized in 1990 under the insurance laws of Connecticut. The Company is a wholly owned subsidiary of Aetna Life Insurance and Annuity Company ("ALIAC"). ALIAC is a wholly owned subsidiary of Aetna Life and Casualty Company ("Aetna"). The Company is expected to begin marketing and servicing individual and group annuity contracts in 1995. These financial statements have been prepared in conformity with generally accepted accounting principles.

Accounting changes
- ------------------

 Accounting for Certain Investments in Debt and Equity Securities

On December 31, 1993, the Company adopted Financial Accounting Standard ("FAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, which requires the classification of debt securities into three categories: "held to maturity", which are carried at amortized cost; "available for sale", which are carried at fair value with changes in fair value recognized as a component of shareholder's equity; and "trading", which are carried at fair value with immediate recognition in income of changes in fair value.

Initial adoption of this standard in 1993 resulted in a net increase of $120.1 thousand, net of taxes of $64.6 thousand, to net unrealized gains in shareholder's equity.

Cash and Cash Equivalents
- -------------------------

Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity of ninety days or less when purchased.

Investments
- -----------

At December 31, 1993 and 1994, all of the Company's debt securities are classified as available for sale and carried at fair value. These securities are written down (as realized losses) for other than temporary decline in value. Unrealized gains and losses are reflected in shareholder's equity. Fair values for debt securities are based on quoted market prices or dealer quotations. Purchases and sales of debt securities are recorded on the trade date.

Federal Income Taxes
- --------------------

The Company is included in the consolidated federal income tax return of Aetna. The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
2. INVESTMENTS

Investments in debt securities available for sale were as follows:

                                                   GROSS      GROSS
                                       AMORTIZED UNREALIZED UNREALIZED   FAIR
                                         COST      GAINS      LOSSES    VALUE
                                       --------- ---------- ---------- --------
                                                     (Thousands)
1994
  U.S. Treasury securities............ $7,043.9      4.2      141.6    $6,906.5
                                       ========    =====      =====    ========
1993
  U.S. Treasury securities............ $7,132.0    184.7        --     $7,316.7
                                       ========    =====      =====    ========

The amortized cost and fair value of debt securities for the year ended December 31, 1994 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called or prepaid.

                                                      AMORTIZED   FAIR
                                                        COST     VALUE
                                                      --------- --------
                                                         (Thousands)
     Due to mature:
       One year or less.............................. $3,016.0  $3,019.7
       After one year through five years.............  4,027.9   3,886.8
                                                      --------  --------
         Total....................................... $7,043.9  $6,906.5
                                                      ========  ========

At December 31, 1994 and 1993, debt securities with an amortized cost of $3.9 million were on deposit as required by various state regulatory agencies.

3. CAPITAL GAINS AND LOSSES ON INVESTMENTS

Realized capital gains or losses are the difference between proceeds received from investments sold or prepaid and amortized cost. For the three years ended December 31, 1994, there were no realized capital gains or losses.


Unrealized gains and losses on investments carried at fair value, net of related taxes, reflected in shareholder's equity, were as follows for December 31,

                                                          1994     1993
                                                         -------  ------
                                                           (Thousands)
Debt securities
  Gross unrealized gains................................ $   4.2  $184.7
  Gross unrealized losses...............................  (141.6)    --
                                                         -------  ------
                                                          (137.4)  184.7
Deferred federal income taxes (See Note 6)..............     --     64.6
                                                         -------  ------
  Net unrealized capital gains (losses)................. $(137.4) $120.1
                                                         =======  ======

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

4. NET INVESTMENT INCOME

Sources of net investment income were as follows:

                                                            1994   1993   1992
                                                           ------ ------ ------
                                                               (Thousands)
         Debt securities.................................. $414.1 $425.7 $492.7
         Cash equivalents.................................  205.2  135.3  152.3
                                                           ------ ------ ------
         Gross investment income..........................  619.3  561.0  645.0
         Less investment expenses.........................    --     1.0    --
                                                           ------ ------ ------
         Net investment income............................ $619.3 $560.0 $645.0
                                                           ====== ====== ======

5. DIVIDEND RESTRICTIONS AND SHAREHOLDER'S EQUITY

The amount of dividends that may be paid to the shareholder in 1995 without prior approval by the Insurance Commissioner of the State of Connecticut is $922.8 thousand.

The Insurance Department of the State of Connecticut (the "Department") recognizes as net income and shareholder's equity those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Department, which differ in certain respects from generally accepted accounting principles ("GAAP"). Statutory net income was $348.1 thousand, $312.3 thousand and $336.2 thousand for the years ended December 31, 1994, 1993 and 1992, respectively. Statutory shareholder's equity was $11.8 million and $11.4 million as of December 31, 1994 and 1993, respectively.

As of December 31, 1994, the Company does not utilize any statutory accounting practices which are not prescribed by insurance regulators that, individually or in the aggregate, materially affect statutory shareholder's equity.

6. FEDERAL INCOME TAXES

The Company is included in the consolidated federal income tax return of Aetna. Aetna allocates to each member an amount approximating the tax it would have incurred were it not a member of the consolidated group, and credits the member for the use of its tax saving attributes in the consolidated return.

In August 1993, the Omnibus Budget Reconciliation Act of 1993 (OBRA) was enacted which resulted in an increase in the federal corporate tax rate from 34% to 35% retroactive to January 1, 1993. The enactment of OBRA resulted in an increase in current taxes of $4.8 thousand which is included in the 1993 current tax expense.

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

Components of income tax expense (benefits) were as follows:

                                                            1994    1993   1992
                                                           ------  ------ ------
                                                               (thousands)
   Current tax expense:
     Income from operations............................... $188.1  $168.2 $173.2
   Deferred tax benefit:
     Income from operations...............................    (.4)    --     --
                                                           ------  ------ ------
     Total................................................ $187.7  $168.2 $173.2
                                                           ======  ====== ======

Income tax expense was equal to the federal income tax rate applied to income before federal income taxes as shown below:

                                                          1994    1993    1992
                                                         ------  ------  ------
                                                             (thousands)
   Income before federal income taxes................... $536.3  $480.5  $509.4
   Tax rate.............................................     35%     35%     34%
                                                         ------  ------  ------
     Income tax expense................................. $187.7  $168.2  $173.2
                                                         ======  ======  ======

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities under FAS No. 109 at December 31, 1994 and 1993 are presented below:

                                                                   1994   1993
                                                                   -----  -----
                                                                   (thousands)
     Deferred tax assets:
       Net unrealized capital losses.............................. $48.1  $ --
       Other, net.................................................    .4    --
                                                                   -----  -----
     Total gross assets...........................................  48.5    --
     Less valuation allowance.....................................  48.1    --
                                                                   -----  -----
       Assets net of valuation....................................    .4    --
                                                                   -----  -----
     Deferred tax liabilities:
       Net unrealized capital gains...............................   --    64.6
                                                                   -----  -----
     Total gross liabilities......................................   --    64.6
                                                                   -----  -----
       Net deferred tax liability (asset)......................... $ (.4) $64.6
                                                                   =====  =====

Net unrealized capital gains and losses are presented in shareholder's equity net of deferred taxes. At December 31, 1994, $137.4 thousand of net unrealized capital losses were reflected in shareholder's equity without deferred tax benefits. For federal income tax purposes, capital losses are deductible only against capital gains in the year of sale or during the carryback and carryforward periods (three and five years, respectively). Due to the expected full utilization of capital gains in the carryback period and the uncertainty of future capital gains, a valuation

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

allowance of $48.1 thousand related to the net unrealized capital losses has been reflected in shareholder's equity. Any reversals of the valuation allowance are contingent upon the recognition of future capital gains in Aetna's federal income tax return or a change in circumstances which causes the recognition of the benefits to become more likely than not. Non-recognition of the deferred tax benefits on net unrealized losses described above had no impact on net income for 1994, but has the potential to adversely affect future results if such losses are realized.

The Internal Revenue Service ("Service") has completed examinations of the consolidated federal income tax returns of Aetna through 1986. Discussions are being held with the Service with respect to proposed adjustments. However, management believes there are adequate defenses against, or sufficient reserves to provide for, such adjustments. The Service has commenced its examinations for the years 1987 through 1990.

7. BENEFIT PLANS

The Company has no employees, when it does, the employees of the Company will be eligible for the same benefit plans as the employees of ALIAC. The following is a discussion of benefit plans as they apply to ALIAC. Charges were allocated to the Company based on appropriate measures. There were no charges to operations during 1994 and 1993 for the benefit plans described below. Charges to operations during 1992 were $2.8 thousand.

Employee Pension Plans -- ALIAC, in conjunction with Aetna, has non-contributory defined benefit pension plans covering substantially all employees. The plans provide pension benefits based on years of service and average annual compensation (measured over sixty consecutive months of highest earnings in a 120 month period). Contributions are determined using the Entry Age Normal Cost Method and, for qualified plans subject to ERISA requirements, are limited to the amounts that are currently deductible for tax reporting purposes. The accumulated plan assets exceed accumulated plan benefits.

Agent Pension Plans -- ALIAC, in conjunction with Aetna, has a non-qualified pension plan covering certain agents. The plan provides pension benefits based on annual commission earnings. The accumulated plan assets exceed accumulated plan benefits. There has been no funding to the plan for the years 1992 through 1994.

Employee Postretirement Benefits -- In addition to providing pension benefits, Aetna also provides certain postretirement health care and life insurance benefits, subject to certain caps, for retired employees. Medical and dental benefits are offered to all full-time employees retiring at age 50 with at least 15 years of service or at age 65 with at least 10 years of service. Retirees are required to contribute to the plans based on their years of service with Aetna.

Aetna implemented FAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions on the immediate recognition basis in 1992. The cumulative effect charge for all Aetna employees was reflected in Aetna's 1992 Statement of Income. Prior to the adoption of FAS No. 106, cost of postretirement benefits was charged to operations as payments were made.

Agent Postretirement Benefits -- ALIAC, in conjunction with Aetna, also provides certain postemployment health care and life insurance benefits for certain agents.

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

Incentive Savings Plan -- Substantially all employees are eligible to participate in a savings plan under which designated contributions, which may be invested in common stock of Aetna or certain other investments, are matched, up to 5% of compensation, by Aetna.

Stock Plans -- Aetna has a stock incentive plan that provides for stock options and deferred contingent common stock or cash awards to certain key employees. Aetna also has a stock option plan under which executive and middle management employees of Aetna may be granted options to purchase common stock of Aetna at the market price on the date of grant or, in connection with certain business combinations, may be granted options to purchase common stock on different terms.

8. RELATED PARTY TRANSACTIONS

Substantially all of the administrative and support functions of the Company are provided by Aetna and its affiliates. The financial statements reflect allocated charges for these services based upon measures appropriate for the type and nature of service provided. Total charges allocated to the Company, including rent, salaries and other administrative expenses, were $1.0 thousand in 1993. There were no charges allocated to the Company for these services in 1994 and 1992.

9. ESTIMATED FAIR VALUE

The carrying values and estimated fair values of the Company's financial instruments at December 31, 1994 and 1993 were as follows:

                                                  1994              1993
                                            ----------------- -----------------
                                            CARRYING   FAIR   CARRYING   FAIR
                                             VALUE    VALUE    VALUE    VALUE
                                            -------- -------- -------- --------
                                                        (Thousands)
Assets:
  Cash and cash equivalents................ $4,732.7 $4,732.7 $4,512.9 $4,512.9
  Debt securities..........................  6,906.5  6,906.5  7,316.7  7,316.7

Fair value estimates are made at a specific point in time, based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In evaluating the Company's management of interest rate and liquidity risk, the fair values of all assets and liabilities should be taken into consideration, not only those above.

                      AETNA INSURANCE COMPANY OF AMERICA
 151 Farmington Avenue, Hartford, Connecticut 06156 Telephone: 1-800-531-4547
                            AICA GUARANTEED ACCOUNT
                           CREDITED INTEREST OPTION
                         Prospectus Dated: May 1, 1995
                           As Amended on     , 1995

This Prospectus describes the AICA Guaranteed Account ("Guaranteed Account"), which is a credited interest option available to fund certain variable annuity contracts ("Contracts") issued by Aetna Insurance Company of America ("Company"). This Prospectus and the prospectus describing the Contracts ("Contract Prospectus") should both be read thoroughly before investing.

The Contract Prospectus describes the terms and conditions related to an investment in the Contract, including fees and expenses that will be deducted from the funding options (see "Contract Charges"). This Prospectus describes the pertinent information required to evaluate the terms of the Guaranteed Account (see "Description of the Guaranteed Account").

Under the terms of the Guaranteed Account, the Company sets various rates of interest ("Guaranteed Rate") for varying lengths of time ("Guaranteed Terms") and designates the period of time during which investments can be made ("Deposit Period") at those rates and terms. A Certificate Holder electing the Guaranteed Account can designate amounts to be invested in any Guaranteed Term during the Deposit Period and will receive the Guaranteed Rate for that term. Amounts invested in the Guaranteed Account can come from the Certificate Holder's Net Purchase Payments for the Contract or by transferring amounts accumulated by the Certificate Holder under other funding options under the Contract. There is no minimum amount required if investments come from Net Purchase Payments; however, the Certificate Holder must meet Contract minimums (see the Contract Prospectus). There is a $500 minimum for transfers from other funding options. See "Contributions to the Guaranteed Account." The interest rate declared for a Guaranteed Term is an annual effective yield; that is, it reflects a full year's interest. Interest is credited daily at a rate that will provide the guaranteed annual effective yield over the period of one year assuming reinvestment of all interest (see "Guaranteed Rates"). THE COMPANY CANNOT PREDICT FUTURE LEVELS OF GUARANTEED INTEREST RATES ABOVE THE CONTRACTUALLY GUARANTEED RATE NOR GUARANTEE WHAT SUCH RATES WILL BE UNTIL THEY ARE DECLARED FOR EACH GUARANTEED TERM. THE GUARANTEED RATE WILL BE SET FORTH IN THE CONTRACT PROSPECTUS.

WITHDRAWALS OR TRANSFERS FROM A GUARANTEED TERM PRIOR TO THE END OF THAT GUARANTEED TERM MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. SURRENDER OF ALL OR PART OF THE CONTRACT MAY ALSO BE SUBJECT TO A MARKET VALUE ADJUSTMENT AND A DEFERRED SALES CHARGE (SEE "MARKET VALUE ADJUSTMENT" AND "CONTRACT CHARGES"). UNDER CERTAIN CONDITIONS, THESE ADJUSTMENTS AND CHARGES COULD RESULT IN THE CERTIFICATE HOLDER RECEIVING AN AMOUNT LESS THAN THE AMOUNT PAID INTO THE GUARANTEED ACCOUNT.

Under certain emergency conditions, the Company may defer payment of any amounts requested to be withdrawn from the Guaranteed Account (see "Withdrawals").

The Company intends generally to invest funds received for the Guaranteed Account primarily in fixed income securities.

All of the general assets of the Company, including amounts deposited to the Guaranteed Account, are available to meet the guarantees under the Guaranteed Account. These assets are chargeable with liabilities arising out of other business of the Company.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED BY THE COMPANY TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                               TABLE OF CONTENTS

                                                                            Page
GLOSSARY...................................................................   3
SUMMARY....................................................................   4
DESCRIPTION OF THE GUARANTEED ACCOUNT
   General.................................................................   6
   Contributions to the Guaranteed Account.................................   6
   Purchase Payment........................................................   6
   Deposit Period..........................................................   7
   Guaranteed Term.........................................................   7
   Guaranteed Rates........................................................   7
   Establishment of Guaranteed Rates.......................................   7
   Maturity of a Guaranteed Term...........................................   7
TRANSFERS..................................................................   8
WITHDRAWALS................................................................   8
MARKET VALUE ADJUSTMENT....................................................   9
   Deposit Period Yield....................................................  10
   Current Yield...........................................................  10
   MVA Formula.............................................................  11
MISCELLANEOUS..............................................................  11
   Contract Charges........................................................  11
   Annuity Period..........................................................  11
   Reinvestment............................................................  11

                                                                            Page
INVESTMENTS...............................................................   11
TAX CONSIDERATIONS........................................................   12
   Taxation of the Company................................................   13
   Taxation of the Guaranteed Account.....................................   13
THE COMPANY
   History and Business...................................................   14
   Employees..............................................................   14
   Properties.............................................................   14
   State Regulation.......................................................   14
DIRECTORS AND EXECUTIVE OFFICERS..........................................   16
EXECUTIVE COMPENSATION....................................................   16
SECURITY OWNERSHIP OF MANAGEMENT..........................................   16
LEGAL PROCEEDINGS.........................................................   17
EXPERTS...................................................................   17
LEGAL MATTERS.............................................................   17
APPENDIX I................................................................   18
APPENDIX II...............................................................   20
SELECTED FINANCIAL DATA...................................................   21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
   OPERATIONS.............................................................   21
FINANCIAL STATEMENTS......................................................  F-1

                                   GLOSSARY

In this Prospectus, the following terms have the meanings shown:

ACCOUNT: A record established for each Certificate Holder in a Group Contract to identify Purchase Payments and amounts accumulated that are attributable to the Certificate Holder under the Contract during the Accumulation Period.

AGGREGATE MARKET VALUE ADJUSTMENT AMOUNT: The sum of all Market Value Adjusted amounts calculated due to a withdrawal of funds (for surrender or transfer) from the Guaranteed Account prior to the Maturity Date(s). This total may be a positive or negative figure.

ANNUITY: A series of payments made for life, a definite period or a combination of the two.

ANNUITY PERIOD: The period of time during which annuity payments are made.

CERTIFICATE: The document issued to a Certificate Holder to evidence a Certificate Holder's Account established under a group Contract.

CERTIFICATE HOLDER: A person who has established an Account under a group Contract or the individual Contract Holder of an individual Contract.

CONTRACT: A group or individual variable annuity contract issued by the Company which offers the Guaranteed Account as a funding option.

CONTRACT HOLDER: A person who purchases a Contract.

CONTRACT PROSPECTUS: The prospectus for the Separate Account and the Contracts.

DEPOSIT PERIOD: The period of time during which Net Purchase Payments, transfers and reinvestments are accepted for accumulation under the Guaranteed Account for one or more Guaranteed Terms.

GUARANTEED ACCOUNT: The AICA Guaranteed Account described in this Prospectus.

GUARANTEED RATE: The interest rate(s) applicable to a specific Guaranteed
Term.

GUARANTEED TERM: The period of time specified by the Company for which Guaranteed Rates are guaranteed on amounts invested during a specific Deposit Period.

HOME OFFICE: The Company's principal executive office located at 151 Farmington Avenue, Hartford, Connecticut 06156.

MARKET VALUE ADJUSTMENT OR MVA: An adjustment to the amount withdrawn or transferred from the Guaranteed Account before the Maturity Date. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in the Contract and Certificate. The adjustment is expressed as a percentage of each dollar being withdrawn or transferred.

MATURED TERM VALUE: The value of each Guaranteed Term on its Maturity Date.

MATURITY DATE: The last day of a Guaranteed Term.

MATURITY VALUE TRANSFER PROVISION: A provision allowing a Certificate Holder to transfer an amount to a new Guaranteed Term or another funding option, without a Market Value Adjustment, one time only (see "Maturity of a Guaranteed Term").

NET PURCHASE PAYMENT: The Purchase Payment less premium taxes or commission payments, if applicable.

PURCHASE PAYMENT: The gross payment made to an Account or to an individual Contract.

SEPARATE ACCOUNT: A separate account that buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to the Company's other income, gains or losses. The Company owns the assets held in the Separate Account and does not serve as a trustee with regards to such amounts. The Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Separate Account, shall not be charged with other Company liabilities.

VARIABLE ANNUITY CONTRACT: An Annuity Contract providing for the accumulation of values, and for annuity payments, which provide varying investment results.

                                    SUMMARY

The Guaranteed Account is a guaranteed interest option available as a funding option under certain variable annuity contracts issued by the Company (see "Description of the Guaranteed Account--General"). Amounts invested in the Guaranteed Account are credited with interest rates guaranteed by the Company for stated periods of time.

During a Deposit Period, Certificate Holders may direct some or all of their Net Purchase Payment(s) to the Guaranteed Account. There is no minimum amount if the investment comes from a Net Purchase Payment. Transfers of accumulated amounts from other funding options to the Guaranteed Account are also allowed. If a transfer is made to the Guaranteed Account from other Contract funding options, the transferred value may not be less than $500 (see "Contributions to the Guaranteed Account").

The Company will declare the Guaranteed Rate(s) for all available Guaranteed Terms at the start of the Deposit Period for those Guaranteed Terms. These Guaranteed Rate(s) are guaranteed for that Deposit Period and the length of the Guaranteed Term.

Interest is credited daily at a rate that will provide the guaranteed annual effective yield over the period of one year. Guaranteed Rates will never be less than the annual effective rate stated in the Contract and will not be changed for any Guaranteed Term after the start of the Deposit Period (see "Guaranteed Rates").

The Company will send notification of a Guaranteed Term's maturity, along with the current month's Guaranteed Rates and Guaranteed Term, to Certificate Holders with amounts allocated to the Guaranteed Account. This notification is sent at least 18 days prior to the Maturity Date. Certificate Holders may obtain information concerning available Deposit Periods, Guaranteed Rates, and Guaranteed Terms through the use of a toll-free telephone number within five business days before the Maturity Date (1-800-531-4547) (see "Description of the Guaranteed Account--General" and "Maturity of a Guaranteed Term").

Before the Maturity Date, a Certificate Holder may instruct the Company to (a) reinvest the Matured Term Value in the Guaranteed Account for a new Guaranteed Term available under the current Deposit Period; (b) transfer the Matured Term Value to one or more of the variable funding options available under the Contract; or (c) withdraw the Matured Term Value. In none of those circumstances would a Market Value Adjustment be applicable to the Matured Term Value; however, a deferred sales charge may be assessed on amounts withdrawn (see "Contract Charges" and the Contract Prospectus).

If the Company does not receive direction from the Certificate Holder at its Home Office by the Maturity Date, the Matured Term Value will be reinvested automatically in the Guaranteed Account for a new Guaranteed Term under the current Deposit Period. This new Guaranteed Term will have the same length to maturity as the Guaranteed Term that is maturing. If such a Guaranteed Term is not available, the transfer will be to the next shortest available Guaranteed Term (see "Maturity of a Guaranteed Term"). A confirmation will be mailed to the Certificate Holder advising of the new Guaranteed Term and the applicable Guaranteed Rate(s) for which the Matured Term Value has been reinvested. This confirmation will be mailed within two business days following the Maturity Date.

The Maturity Value Transfer Provision is available to those Certificate Holders who allow the Company to automatically reinvest the total Matured Term Value into the current Deposit Period. This provision allows Certificate Holders to transfer to other funding options or withdraw, without a Market Value Adjustment, all or a portion of the Matured Term Value that was transferred to a new Guaranteed

Term. A deferred sales charge may be applied to any amounts withdrawn (see the Contract Prospectus).

If all or any portion of the Matured Term Value is transferred or surrendered, the interest credited from the Maturity Date to the date of the transaction will be at the new Guaranteed Rate. The Maturity Value Transfer Provision is only available until the last business day of the month following the Maturity Date of the prior Guaranteed Term (see "Maturity of a Guaranteed Term").

Full or partial surrenders and transfers to other Contract funding options are permitted from the Guaranteed Account; however, amounts invested for a Guaranteed Term during a Deposit Period may not be transferred during that Deposit Period or for 90 days after the close of that Deposit Period.This provision does not apply to (1) amounts transferred on the Maturity Date or under the Maturity Value Transfer Provision (see "Maturity of a Guaranteed Term"); (2) amounts transferred from the Guaranteed Account before the Maturity Date due to the election of an Annuity option (see "Annuity Period");
(3) amounts transferred from the one-year Guaranteed Term in connection with the Dollar Cost Averaging program described in the Contract Prospectus; and
(4) amounts distributed under the Estate Conservation and Systematic Withdrawal distribution options described in the Contract Prospectus.

Except for the transactions described in items (1), (3) and (4) in the preceding paragraph, amounts withdrawn or transferred from the Guaranteed Account prior to the Maturity Date are subject to a Market Value Adjustment. The Market Value Adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit. When interest rates increase after the date of deposit, the value of the investment decreases, and the Market Value Adjustment amount is negative. Conversely, when interest rates decrease after the date of deposit, the value of the investment increases, and the Market Value Adjustment amount is positive. Hence, the Market Value Adjustment will affect the amount withdrawn from the Guaranteed Account to satisfy the request for withdrawal or transfer (see "Market Value Adjustment").

Subject to state regulatory approval, when a guaranteed death benefit is payable under the terms of the Contract, only a positive Aggregate Market Value Adjustment amount, if any, is applied to amounts withdrawn from the Guaranteed Account if withdrawn within the first six months after the date of death. This provision does not apply at the death of a spousal beneficiary or joint Certificate Holder who continued the Account in his or her own name after the first death. If amounts are withdrawn after the six-month period, a positive or negative Aggregate Market Value Adjustment, as applicable, will be applied. If amounts are withdrawn from the Guaranteed Account due to annuitization under one of the lifetime Annuity options described in the Contract Prospectus, only the positive Aggregate Market Value Adjustment, if any, is applied. (See "Market Value Adjustment" and "Annuity Period" in this Prospectus.)

Certain charges such as the mortality and expense risk charges and administrative expense charge are assessed under the Contracts to compensate the Company for costs associated with administering the Contract. These charges are not deducted from the Guaranteed Account (see "Contract Charges"). Other charges such as deferred sales charges, maintenance fees and transfer fees may be deducted from amounts transferred from the Guaranteed Account. For a description of all Contract fees and charges see "Contract Charges" and the Contract Prospectus.

The interest rate(s) credited during any Guaranteed Term does not necessarily relate to investment performance. As in the case of all of the Company's general account assets, deposits received under the Guaranteed Account option will generally be invested in federal, state and municipal obligations; corporate bonds; other fixed income investments; and cash or cash equivalents. All of the general assets of the Company are available to meet the guarantees under the General Account (see "Investments").

                     DESCRIPTION OF THE GUARANTEED ACCOUNT

GENERAL

This Prospectus describes the material provisions of the AICA Guaranteed Account ("Guaranteed Account"). The Guaranteed Account is a guaranteed interest option available to fund certain variable annuity contracts issued by Aetna Insurance Company of America ("Company"). This Prospectus and the prospectus describing the Separate Account and the variable annuity contracts ("Contract Prospectus") should both be read thoroughly before investing. All of these prospectuses should be retained for future reference.

Under the terms of the Guaranteed Account, the Company sets various rates of interest ("Guaranteed Rate") for varying lengths of time ("Guaranteed Terms") and designates the period of time during which investments can be made ("Deposit Period"). A Certificate Holder electing the Guaranteed Account can designate amounts to be invested in any Guaranteed Term during the Deposit Period and will receive the Guaranteed Rate for amounts kept in that Guaranteed Account for that term. Amounts invested in the Guaranteed Account can come from the Certificate Holder's Net Purchase Payments for the Contract or by transferring amounts accumulated by the Certificate Holder under other funding options under the Contract. There is no minimum amount required if investments come from Net Purchase Payments; however, the Certificate Holder must meet Contract minimums (see the Contract Prospectus). There is a $500 minimum for transfers from other funding options (see "Contributions to the Guaranteed Account").

The Contract permits transfers and withdrawals, prior to the Maturity Date, subject to certain conditions. Transfer and withdrawal amounts from the Guaranteed Account may be subject to a Market Value Adjustment and/or deferred sales charges. See "Transfers" and "Withdrawals." Please also refer to the Contract Prospectus for more information.

The Company maintains a toll-free telephone number (1-800-531-4547) that allows Certificate Holders to obtain information concerning available Deposit Periods, Guaranteed Rates, and Guaranteed Terms. In addition, the Company will send notification of the upcoming Deposit Period dates and information on the current Guaranteed Rates, Guaranteed Terms and projected Matured Term Values to Certificate Holders who have funds in a maturing Guaranteed Term. This notification will be sent at least 18 calendar days prior to the Maturity Date.

CONTRIBUTIONS TO THE GUARANTEED ACCOUNT

Amounts may be invested in the Guaranteed Account at the Guaranteed Terms and Guaranteed Rates available during the then current Deposit Period by allocating all or a portion of the Certificate Holder's Net Purchase Payment(s) or by transferring accumulated value(s) from other Contract funding options or other Guaranteed Terms. Amounts invested in the Guaranteed Account during a Deposit Period may not be transferred during that Deposit Period or for 90 days after the close of that Deposit Period, except under the Maturity Value Transfer Provision, Dollar Cost Averaging or the selection of an Estate Conservation of Systematic Withdrawal distribution option.

PURCHASE PAYMENT

A Certificate Holder may elect to invest some or all of the Net Purchase Payment(s) for any available Guaranteed Terms at the applicable Guaranteed Rates during the then current Deposit Period. There is no minimum amount required for the Guaranteed Account. Please refer to the Contract Prospectus for minimum Purchase Payments for the Contract.

DEPOSIT PERIOD

The Deposit Period is a period of time during which one or more Net Purchase Payments or amounts transferred from other Contract funding options or other Guaranteed Terms may be invested at the Guaranteed Rates for the Guaranteed Terms then available. A Deposit Period may be a week, a month, a calendar quarter, or any other period of time specified by the Company. A Deposit Period may be extended by the Company.

GUARANTEED TERM

The Guaranteed Term is the period of time specified by the Company during which one or a series of Guaranteed Rates are credited.

Guaranteed Terms are offered at the Company's discretion for various lengths of time ranging up to and including ten years.

GUARANTEED RATES

Guaranteed Rates are the interest rates that are guaranteed by the Company to be credited on amounts invested during a Deposit Period for a specific Guaranteed Term. Guaranteed Rates are annual effective yields, reflecting a full year's interest. The interest is credited daily at a rate that will produce the guaranteed annual effective yield over the period of one year.

In no event will the Company guarantee or credit a Guaranteed Rate that is less than an annual effective rate specified in the Contract. In addition, the Guaranteed Account does not allow for the crediting of interest above the Guaranteed Rates which are announced by the Company at the start of a Deposit Period.

Guaranteed Rates are credited according to the length of the Guaranteed Term. For Guaranteed Terms of one year or less, a Guaranteed Rate is credited from the date of deposit to the last day of the Guaranteed Term. For Guaranteed Terms of greater than one year, several different Guaranteed Rates may be applicable. The initial Guaranteed Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. The remainder of the Guaranteed Term may also have several different Guaranteed Rates for subsequent specific periods of time. For example, a 5-year Guaranteed Term may guarantee 7% for the first year, 6.75% for the next two years, and 6.5% for the remaining two years. At the Company's option, there may be one Guaranteed Rate for the entire Guaranteed Term.

ESTABLISHMENT OF GUARANTEED RATES

The Company's determination of Guaranteed Rates is influenced by, but does not necessarily correspond to, interest rates available on fixed-income investments in which the Company may invest using funds deposited into the Guaranteed Account (see "Investments"). In addition, the Company will consider other items in determining Guaranteed Rates including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends, and competitive factors.

THE COMPANY MAKES THE FINAL DETERMINATION REGARDING GUARANTEED RATES. THE COMPANY CANNOT PREDICT THE LEVEL OF FUTURE GUARANTEED RATES.

MATURITY OF A GUARANTEED TERM

At least 18 calendar days before the Maturity Date, the Company will send notification to the Certificate Holder of the upcoming Deposit Period, the projected Matured Term Value for the amount maturing in the Guaranteed Account and the Guaranteed Rate and Guaranteed Term for the current Deposit Period. Certificate Holders may transfer amounts from any maturing Guaranteed Term to new Guaranteed Terms. The amount in any maturing Guaranteed Term may also be transferred into any other allowable option(s) available under the Contract. There is no Market Value Adjustment applied to funds transferred or surrendered from a Guaranteed Term on the Maturity Date.

If the Company does not receive direction from the Certificate Holder at its Home Office by the Maturity Date, the Company will automatically reinvest the Matured Term Value in the Guaranteed Account during the new Deposit Period. The Matured Term Value will be invested for a Guaranteed Term having the same length to maturity as the Guaranteed Term that is maturing. If such a term is not available, the transfer will be to the next shortest available Guaranteed Term. The new Guaranteed Term may have a different length of time to maturity than the maturing Guaranteed Term. For example, if a 3-year Guaranteed Term matures and no direction is received, and a 3-year Guaranteed Term is not available in the current Deposit Period, the Matured Term Value will be reinvested in a new Guaranteed Term of less than 3 years, which is the next shortest Guaranteed Term then available.

Once the Matured Term Value has been reinvested, the Certificate Holder will receive a statement confirming the transfer, along with information on the new Guaranteed Rate(s) and Guaranteed Term. For those Certificate Holders who allow the Company to transfer automatically the total Matured Term Value into the open Deposit Period, the Maturity Value Transfer Provision is available. This provision allows Certificate Holders to transfer or withdraw, without a Market Value Adjustment, the Matured Term Value that was transferred to a new Guaranteed Term. A deferred sales charge may be assessed on amounts withdrawn from the Contract. Please see "Contract Charges" and the Contract Prospectus for more information. If all of the Matured Term Value is transferred or withdrawn under the Maturity Value Transfer Provision, any interest accrued under the new Guaranteed Term will be credited through the date of transfer or withdrawal. The right to make a transfer or withdrawal under the Maturity Value Transfer Provision is available until the last business day (when the New York Stock Exchange is open) of the month following the Maturity Date. THE MATURITY VALUE TRANSFER PROVISION ONLY APPLIES TO THE FIRST REQUEST RECEIVED FROM THE CERTIFICATE HOLDER, WITH RESPECT TO A PARTICULAR MATURED TERM VALUE.

                                   TRANSFERS

The Contract provides for the transfer of all or any portion of accumulated values under the Contract to the Guaranteed Account and other funding options. Please refer to the Contract Prospectus for more information. There is a $500 minimum for transfers from other funding options to the Guaranteed Account.

Amounts applied to a Guaranteed Term during a Deposit Period may not be transferred to any other funding option or to another Guaranteed Term during that Deposit Period or for 90 days after the close of that Deposit Period. (The 90 day restriction does not apply to Dollar Cost Averaging from the one-year Guaranteed Term or the selection of an Estate Conservation or Systematic Withdrawal ("ECO and SWO") distribution option (both of which are described in the Contract Prospectus). See "Withdrawals" below for a description of how transferred amounts are allocated to the Guaranteed Terms.

                                  WITHDRAWALS

The Contract allows for full or partial withdrawals. To make a full or partial withdrawal, a withdrawal request form, provided by the Company, must be properly completed and submitted to the Company's Home Office. Please see the Contract Prospectus for more information.

Under certain emergency conditions, the Company may defer payment of a Guaranteed Account withdrawal request for a period of up to six months. Please refer to the Contract Prospectus for further details.

A Market Value Adjustment is applied to amounts withdrawn from a Guaranteed Account before the Maturity Date (except under the Maturity Value Transfer Provision, ECO and SWO elections and amounts transferred from the one-year Guaranteed Term in connection with the Dollar Cost Averaging Program). The amount withdrawn may also be subject to a deferred sales charge. See "Contract Charges." Please also refer to the Contract Prospectus for more information regarding deferred sales charges and surrender fees.

When a request for a transfer or partial withdrawal of a specific dollar amount is made, the Market Value Adjustment will be included in the determination of any amounts to be withdrawn from the Guaranteed Account to fulfill the request. Therefore, the amount actually withdrawn from the Guaranteed Account may be more or less than the requested dollar amount (see "Appendix I" and "Market Value Adjustment").

The Guaranteed Account portion of a partial withdrawal request is determined in the following manner:

  1. Amounts invested for Guaranteed Terms having the same lengths are grouped together;

  2. Amounts are withdrawn pro rata from the Guaranteed Term groups; and

  3. From each Guaranteed Term group, amounts are withdrawn starting with the oldest Deposit Period.

For example, for each Net Purchase Payment made, all Guaranteed Terms initially established for one year are considered a group, all Guaranteed Terms initially established for two years are considered a group, etc. Funds are then withdrawn starting from the Guaranteed Term that commenced the earliest in each Guaranteed Term group.

                            MARKET VALUE ADJUSTMENT

Upon withdrawal or transfer of funds from or within the Guaranteed Account, the Company may need to liquidate certain assets or use existing cash flow which would otherwise be available to invest at current interest rates. The assets may be sold at a profit or a loss depending upon market conditions. This profit/loss could affect the determination of Guaranteed Rates (see "Establishment of Guaranteed Rates"). To lessen the impact, all withdrawals and transfers made before the Maturity Date of a Guaranteed Term, including transfers made in order to elect a nonlifetime Annuity option, but excluding transactions under the Maturity Value Transfer Provision, transfers made from the one-year Guaranteed Term in connection with the Dollar Cost Averaging Program and amounts withdrawn under ECO and SWO distribution options (both of which are described in the Contract Prospectus), will be subject to a Market Value Adjustment (MVA).

The MVA reflects the changes in interest rates since the Deposit Period. When interest rates increase after the Deposit Period, the value of the investment decreases and the MVA amount is negative. Conversely, when interest rates decrease after the Deposit Period, the value of the investment increases and the Market Value Adjustment amount is positive.

Subject to state regulatory approval, when a guaranteed death benefit is payable under the terms of the Contract, only a positive Aggregate Market Value Adjustment amount, if any, is applied to amounts withdrawn from the Guaranteed Account if withdrawn within the first six months after the date of death. This provision does not apply at the death of a spousal beneficiary or joint Certificate Holder who continued the Account in his or her own name after the first death. If amounts are withdrawn after the six-month period, a positive or negative Aggregate Market Value Adjustment, as applicable, will be applied. If amounts are withdrawn from the Guaranteed Account due to annuitization under one of the lifetime Annuity options described in the Contract Prospectus, only the positive Aggregate Market Value Adjustment, if any, is applied. (See "Annuity Period" in this Prospectus.)

The MVA involves a deposit period yield and a current yield. An adjustment is made in the formula of the MVA to reflect the period of time remaining in the Guaranteed Term from the Wednesday of the week of withdrawal.

MVA amounts can be positive or negative and therefore may increase or decrease the amount withdrawn from a Guaranteed Term to satisfy the withdrawal or transfer request. The MVA Amount depends on the relationship of the deposit period yield of U.S. Treasury Notes that mature in the last quarter of the Guaranteed Term, to the current yield of such U.S. Treasury Notes at the time of withdrawal. In general, if the current yield is the lesser of the two, the MVA will decrease the amount withdrawn from the Guaranteed Account to satisfy the withdrawal or transfer request; if the current yield is the higher of the two, the MVA will increase the amount withdrawn from the Guaranteed Account to satisfy the withdrawal or transfer request. As a result of the Market Value Adjustment imposed on the Guaranteed Account, the amount withdrawn or transferred from the Guaranteed Account prior to the Maturity Date may be less than the amount paid into the Guaranteed Account.

To determine the deposit period yield and the current yield, certain information must be obtained about the prices of outstanding U.S. Treasury issues. This information may be found each business day in publications such as The Wall Street Journal. This newspaper publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day. These percentages are used in determining the deposit period yield and the current yield for the MVA calculation.

DEPOSIT PERIOD YIELD

Determining the deposit period yield in the MVA calculation involves consideration of interest rates prevailing during the Deposit Period for the Guaranteed Term from which the withdrawal will be made. First, identify the Treasury Notes that mature in the last three months of the Guaranteed Term. Then, list the yield-to-maturity percentages of these Treasury Notes for the last business day of each week in the Deposit Period. Average these percentages to determine the deposit period yield.

For example, if the Guaranteed Term matures in May 1998, use the Treasury Notes that mature in March, April, and May 1998. Then, if the Deposit Period from which the withdrawal will be made is January 1995, the yield-to-maturity percentages of the above Treasury Notes on May 5, 1995, May 12, 1995, May 19, 1995, and May 26, 1995 are averaged. This averaged figure (shown as a percentage) is the deposit period yield.

CURRENT YIELD

To determine the current yield, use the same Treasury Notes identified for the deposit period yield: Treasury Notes that mature in the last three months of the Guaranteed Term. However, the yield-to-maturity percentages used are those for the last business day of the week preceding the withdrawal. Average these percentages to determine the current yield.

For example, assume the withdrawal will be processed on May 18, 1995. List the yield-to-maturity percentage figures as of May 12, 1995 for the same Treasury Notes that determined the deposit period yield. Average these yields to determine the current yield.

MVA FORMULA

The mathematical formula used to determine the MVA is:
                      x
                    -----
                    /365/
           (1 + i)
           -------
           (1 + j)

Where:

i is the deposit period yield;
j is the current yield; and
x is the number of days remaining (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

For examples of how to calculate MVAs, please see Appendix I.

                                 MISCELLANEOUS

CONTRACT CHARGES

In addition to the MVA, a deferred sales charge may be deducted upon the full or partial surrender of a Contract. If amounts used for the surrender are withdrawn from a Guaranteed Account, the sales charge may be deducted from those amounts withdrawn. Other surrender charges may also be applied, if applicable. Please see the Contract Prospectus.

Mortality and expense risk charges and the administrative expense charges that are deducted from the Separate Account are not deducted from the Guaranteed Account. These charges only apply to the variable funding options available under the Contract. There may be other Contract charges such as maintenance charges or transfer fees deducted from the Guaranteed Account. See the Contract Prospectus.

ANNUITY PERIOD

The Guaranteed Account cannot be used as an option during the Annuity Period. At annuitization, amounts in the Guaranteed Account must be transferred to one or more of the funding options which allow for Annuity payments. The Aggregate Market Value Adjustment Amount (positive or negative) is applied to any amount transferred from the Guaranteed Account before the Maturity Date to one of the nonlifetime Annuity options available under the Contract. Subject to state regulatory approval, only a positive Aggregate Market Value Adjustment, if any, is applied due to annuitization under a lifetime Annuity option. Please refer to the Contract Prospectus for a discussion of the Annuity Period.

REINVESTMENT

The Certificate Holder may elect to reinvest all or a portion of the proceeds received from a full withdrawal within 30 days after such withdrawal. Any amounts reinvested in the Guaranteed Account will be invested for the available Guaranteed Terms of the current Deposit Period in the same proportion as they were invested at the time of withdrawal. If a Guaranteed Term having the same length of time to maturity is not available in the current Deposit Period, the amounts will be reinvested for a Guaranteed Term having the next shortest length of time to maturity. Any negative MVA amount applied to a withdrawal is not included in the reinvestment. Please refer to the Contract Prospectus for further details on reinvestment as it relates to the Contract.

                                  INVESTMENTS

Amounts applied to the Guaranteed Account will be deposited to, and accounted for in, a nonunitized separate account established by the Company under Connecticut law. A nonunitized separate account is a separate account in which the Certificate Holder does not participate in the performance of the assets through unit values.

Certificate Holders allocating funds to the Guaranteed Account do not receive a unit ownership of assets accounted for in this separate account. The assets accrue solely to the benefit of the Company. Certificate Holders do not participate in the investment gain or loss from assets accounted for in the separate account. Such gain or loss is borne entirely by the Company. Certificate Holders will not participate in any manner in the investment performance of the nonunitized separate account. All benefits available to Certificate Holders are Contract guarantees made by the Company and are accounted for in the separate account.

The Company intends to invest in assets which, in the aggregate, have characteristics, especially cash flow patterns, reasonably related to the characteristics of the liabilities. Various investment techniques will be used to achieve the objective of close aggregate matching of assets and liabilities. The Company will primarily invest in investment-grade fixed income securities including:

  . Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

  . Debt securities that are rated, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa) or Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

  . Other debt instruments, including, but not limited to, issues of or guaranteed by banks or bank holding companies and of corporations, which obligations, although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above.

  . Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.

In addition, the Company may invest in futures and options. Financial futures and related options thereon and options on securities are purchased solely for nonspeculative hedging purposes. In the event the securities prices are anticipated to decline, the Company may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the nonunitized separate account. Similarly, if securities prices are expected to rise, the Company may purchase a futures contract or a call option thereon against anticipated positive cash flow or may purchase options on securities.

WHILE THE FOREGOING GENERALLY DESCRIBES THE INVESTMENT STRATEGY OF THE GUARANTEED ACCOUNT, THE COMPANY IS NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACTS ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS MAY BE REQUIRED BY CONNECTICUT AND OTHER STATE INSURANCE LAWS, NOR WILL THE GUARANTEED RATES THE COMPANY ESTABLISHES NECESSARILY RELATE TO THE PERFORMANCE OF THE NONUNITIZED SEPARATE ACCOUNT.

                              TAX CONSIDERATIONS

Certificate Holders should seek advice from their tax advisers concerning the application of federal (and where applicable, state and local) tax laws to amounts invested in the Guaranteed Account under the Contracts by them and by their beneficiaries and payments from such investments.

TAXATION OF THE COMPANY

The Company is taxed as an insurance company under the Internal Revenue Code of 1986 as amended. All assets supporting the Annuity obligations of the Guaranteed Account are owned by the Company. Any income earned on such assets is considered income to the Company.

TAXATION OF THE GUARANTEED ACCOUNT

Generally, any income earned on the Guaranteed Account deposits is not taxable to Certificate Holders until withdrawn or distributed to the Certificate Holder under the Contract. For additional information concerning the tax treatment of Purchase Payments and distributions from the Contract, please refer to the Contract Prospectus.

                                  THE COMPANY

HISTORY AND BUSINESS

Aetna Insurance Company of America (the "Company") is a stock life insurance company organized in 1990 under the insurance laws of Connecticut and is a wholly owned subsidiary of Aetna Life Insurance and Annuity Company ("ALIAC"). The Company is currently licensed to do business in forty-five states and in the District of Columbia, and is seeking licensure in all of the remaining states, except New York. ALIAC is a wholly owned subsidiary of Aetna Life and Casualty Company ("Aetna") which, with Aetna's subsidiaries, constitutes one of the nation's largest insurance/financial services organizations in the United States based on its assets at December 31, 1993. The Company's Home Office is located at 151 Farmington Avenue, Hartford, Connecticut 06156. Between 1990 and December 31, 1994, no business was written and all income and expense was related to investment activity only.

The Company will market and service individual and group annuity contracts that will offer a variety of funding and distribution options for personal and employer-sponsored retirement plans. These contracts may be immediate or deferred. The Company is expected to begin marketing services in 1995. The Company is licensed to sell life insurance in some states.

Upon business commencement, the Company will be engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance and investment products.

EMPLOYEES

As of December 31, 1994, the Company had no employees. The Company utilizes the employees of Aetna and its affiliates (primarily ALIAC).

PROPERTIES

The Company occupies office space that is owned or leased by Aetna Life Insurance Company or other affiliates. Expenses associated with these offices are allocated on a direct and indirect basis to the Company and the other subsidiaries of Aetna.

STATE REGULATION

The insurance business of the Company is subject to comprehensive and detailed regulation and supervision throughout the United States. The laws of the various jurisdictions establish supervisory agencies with broad authority to regulate, among other things, the granting of licenses to transact business, trade practices, agent licensing, policy forms, underwriting and claim practices, reserve adequacy, insurer solvency, the maximum interest rates that can be charged on life insurance policy loans and the minimum rates that must be provided for accumulation of surrender values, the form and content of required financial statements and the type and amounts of investments permitted. The Company is required to file detailed reports with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by such agencies at regular intervals.

Although the federal government does not directly regulate the business of insurance, many federal laws do affect the business. Existing or recently proposed federal laws that may significantly affect or would affect, if passed, the insurance business cover such matters as employee benefits, removal of barriers preventing banks from engaging in the insurance and mutual fund businesses, the taxation of insurance companies, and the tax treatment of insurance products. Additionally, certain separate accounts of the Company and the mutual funds that will be used as funding vehicles for those accounts are investment companies regulated by the Securities and Exchange Commission.

Several states, including Connecticut, regulate affiliated groups of insurers such as the Company and its affiliates under insurance holding company statutes. Under such laws, intercorporate transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial position of the company making the transfer. Changes in control also are regulated under these laws. As a Connecticut-domiciled insurance company, the Company is subject to comprehensive regulation under the Connecticut insurance laws and by the Connecticut Insurance Department.

In recent years, state insurance regulators have introduced and continue to work on changes in statutory accounting practices and other initiatives to strengthen solvency regulation. The National Association of Insurance Commissioners (NAIC) has adopted risk-based capital ("RBC") standards for life insurers. The RBC formula is a regulatory tool designed to identify weakly capitalized companies by comparing the adjusted surplus to the required surplus, which reflects the risk profile of the company (RBC ratio). Within certain ratio changes, regulators have increasing authority to take action as the RBC ratio decreases. There are four levels of regulatory action ranging from requiring insurers to submit a comprehensive plan to the state insurance commissioner to when the state insurance commissioner places the insurer under regulatory control.

The NAIC also is considering several other solvency related regulations including the development of a model investment law and amendments to the model insurance holding company law which would limit types and amounts of investments by insurance companies. In addition, in recent years there has been growing interest among certain members of Congress concerning possible federal roles in the regulation of the insurance industry. Because these other initiatives are in a preliminary stage, management cannot assess the potential impact of their adoption on the company.

Under insurance guaranty fund laws in all states, insurers doing business in those states can be assessed (up to prescribed limits) for policyholder or claimant losses under policies issued by companies which become insolvent. In the three years ended December 31, 1994, the Company had been assessed nominal guaranty fund assessment fees attributable to administrative assessments issued to all companies licensed to do business in a state. Since the Company had written no business prior to December 31, 1994, no assessments should be received relating to insolvencies which occurred prior to December 31, 1994.

                       DIRECTORS AND EXECUTIVE OFFICERS

                       POSITION WITH THE COMPANY        OTHER BUSINESS POSITIONS
 NAME, AGE             AND YEAR OF ELECTION             HELD FOR PAST 5 YEARS
 ---------             -------------------------        ------------------------
 Daniel P. Kearney, 56 Director and President (1994)    Executive Vice President
                                                        (since December 1993);
                                                        Group Executive
                                                        (February 1991 to
                                                        December 1993),
                                                        Financial Division of
                                                        Aetna Life and Casualty
                                                        Company; Financial
                                                        Consultant (prior to
                                                        February 1991) of Daniel
                                                        P. Kearney, Inc.
 James C. Hamilton, 54 Director, Vice President and     Vice President and
                       Treasurer (1990)                 Actuary of Aetna Life
                                                        Insurance Company
                                                        (October 1988 to March
                                                        1991).
 Scott A. Striegel, 46 Director and Senior Vice Presi-  Senior Vice President,
                       dent (1993)                      Annuity SBU (since April
                                                        1994), Senior Vice
                                                        President, ARPS (since
                                                        March 1993) of Aetna
                                                        Life and Casualty
                                                        Company; Senior Vice
                                                        President, Homeowners
                                                        (February 1992 to March
                                                        1993) of Aetna Life and
                                                        Casualty Company; Senior
                                                        Vice President, Small
                                                        Business and Specialty
                                                        Group Products (March
                                                        1991 to February 1992)
                                                        of Aetna Life and
                                                        Casualty Company; Vice
                                                        President, Strategic
                                                        Development Unit
                                                        (February 1990 to March
                                                        1991) of Aetna Life and
                                                        Casualty Company.
 Richard C. Murphy, 52 Director and Vice President      Vice President, Aetna
                       (1993)                           Life Insurance Company
                                                        (since 1973); Vice
                                                        President, Aetna Life
                                                        Insurance and Annuity
                                                        Company (since 1988);
                                                        Director, Aetna,
                                                        Systematized Benefits
                                                        Administration (1989 to
                                                        1993); President, Aetna
                                                        Structured Benefits,
                                                        Inc. (since 1991).
 Maria McKeon, 38      Corporate Secretary and Counsel  Counsel (since 1991),
                       (1995)                           Aetna Life and Casualty
                                                        Company.

                            EXECUTIVE COMPENSATION

  As of March 31, 1995, the Company had no employees. The Company utilizes the employees of Aetna and its affiliates (primarily Aetna Life Insurance and Annuity Company). There were no charges allocated to the Company for rent, salaries or other administrative expenses during 1994.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The Company's directors and officers do not beneficially own any outstanding shares of stock of the Company. All of the outstanding shares of stock of the Company are beneficially owned by the parent, Aetna Life Insurance and Annuity Company. The percentage of shares of Aetna Life Insurance and Annuity Company beneficially owned by any director of the Company, and by all directors and officers of the Company as a group, does not exceed one percent (1%) of the class outstanding.

                               LEGAL PROCEEDINGS

  The Company and its Board of Directors know of no material legal proceedings pending to which the Company is a party or which would materially affect the Company.

                                    EXPERTS

  The financial statements and schedule of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, appearing herein and elsewhere in the Registration Statement and upon the authority of such firm as experts in accounting and auditing.

  The reports of KPMG Peat Marwick LLP on the above-mentioned financial statements and financial statement schedule refer to a change in 1993 in the Company's methods of accounting for certain investment in debt and equity securities.

                                 LEGAL MATTERS

  The validity of the securities offered by this Prospectus has been passed upon by Susan E. Bryant, Esq., Counsel to the Company.

                                  APPENDIX I

               EXAMPLES OF MARKET VALUE ADJUSTMENT CALCULATIONS

The following are examples of MVA calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any deferred sales charge that may be assessed under the Contract upon withdrawal.

EXAMPLE I

Assumptions:

  i, the Deposit Period Yield, is 8%
  j, the Current Yield, is 10%
  x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the Guaranteed Term, is 927.

                       x
                     -----
                     /365/
          (1 + i)
    MVA = -------
          (1 + j)
                      927
                     -----
                     /365/
           1.08
        = -------
           1.10

        = .9545

In this example the Deposit Period Yield of 8% is less than the Current Yield of 10%, therefore, the MVA is less than 1. The amount withdrawn from the Guaranteed Term is multiplied by this MVA.

If a withdrawal or transfer of a stated percentage is requested, the value withdrawn from a Guaranteed Term will reflect the deduction of the negative MVA Amount. However, if a withdrawal or transfer request of a specific dollar amount is requested, the amount withdrawn from a Guaranteed Term will be increased to compensate for the negative MVA Amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,095.34 withdrawal from the Guaranteed Term.

Assumptions:

  i, the Deposit Period Yield, is 5%
  j, the Current Yield, is 6%
  x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the Guaranteed Term, is 927.

                       x
                     -----
                     /365/
          (1 + i)
    MVA = -------
          (1 + j)
                      927
                     -----
                     /365/
           1.05
        = -------
           1.06

        = .9762

In this example the Deposit Period Yield of 5% is less than the Current Yield of 6%, therefore, the MVA is less than 1. The amount withdrawn from the Guaranteed Term is multiplied by this MVA.

If a withdrawal or transfer of a stated percentage is requested, the value withdrawn from a Guaranteed Term will reflect the deduction of the negative MVA Amount. However, if a withdrawal or transfer request of a specific dollar amount is requested, the amount withdrawn from a Guaranteed Term will be increased to compensate for the negative MVA Amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,048.76 withdrawal from the Guaranteed Term.

EXAMPLE II

Assumptions:

  i, the Deposit Period Yield, is 10%

  j, the Current Yield, is 8%

  x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the Guaranteed Term, is 927.

                       x
                     -----
                     /365/
           (1 + i)
    MVA =  -------
           (1 + j)
                      927
                     -----
                     /365/
             1.10
        =  -------
             1.08

        = 1.0477

In this example the Deposit Period Yield of 10% is greater than the Current Yield of 8%, therefore, the MVA is greater than 1. The amount withdrawn from the Guaranteed Term is multiplied by this MVA.

If a withdrawal or transfer of a stated percentage is requested, the value withdrawn from a Guaranteed Term will reflect the addition of the positive MVA Amount. However, if a withdrawal of transfer request of a specific dollar amount is requested, the amount withdrawn from a Guaranteed Term will be decreased to reflect the positive MVA Amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,908.94 withdrawal from the Guaranteed Term.

Assumptions:

  i, the Deposit Period Yield, is 5%

  j, the Current Yield, is 4%

  x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the Guaranteed Term, is 927.

                       x
                     -----
                     /365/
           (1 + i)
    MVA =  -------
           (1 + j)
                      927
                     -----
                     /365/
             1.05
        =  -------
             1.04

        = 1.0246

In this example the Deposit Period Yield of 5% is greater than the Current Yield of 4%, therefore, the MVA is greater than 1. The amount withdrawn from the Guaranteed Term is multiplied by this MVA.

If a withdrawal or transfer of a stated percentage is requested, the value withdrawn from a Guaranteed Term will reflect the addition of the positive MVA Amount. However, if a withdrawal of transfer request of a specific dollar amount is requested, the amount withdrawn from a Guaranteed Term will be decreased to reflect the positive MVA Amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,951.98 withdrawal from the Guaranteed Term.

                                  APPENDIX II

                  EXAMPLES OF MARKET VALUE ADJUSTMENT YIELDS

The following hypothetical examples show the Market Value Adjustment based on a given Current Yield at various times remaining in the Guaranteed Term. Table A illustrates figures based on a Deposit Period Yield of 10%; Table B illustrates figures based on a Deposit Period Yield of 5%. The Market Value Adjustment will have either a positive or negative influence on the amount withdrawn from or remaining in a Guaranteed Term. Also, the amount of the Market Value Adjustment generally decreases as the end of the Guaranteed Term approaches.

TABLE A: Deposit Period Yield of 10%

          CHANGE IN
           DEPOSIT       TIME REMAINING TO MATURITY OF GUARANTEED TERM
CURRENT    PERIOD     ----------------------------------------------------------
 YIELD      YIELD     8 YEARS   6 YEARS   4 YEARS   2 YEARS   1 YEAR   3 MONTHS
- -------   ---------   -------   -------   -------   -------   ------   --------
  15%        +5%      -29.9%    -23.4%    -16.3%     -8.5%    -4.3%     -1.1%
  13%        +3%      -19.4     -14.9     -10.2      -5.2     -2.7      -0.7
  12%        +2%      -13.4     -10.2      -7.0      -3.5     -1.8      -0.4
  11%        +1%       -7.0      -5.3      -3.6      -1.8     -0.9      -0.2
   9%        -1%        7.6       5.6       3.7       1.8      0.9       0.2
   8%        -2%       15.8      11.6       7.6       3.7      1.9       0.5
   7%        -3%       24.8      18.0      11.7       5.7      2.8       0.7
   5%        -5%       45.1      32.2      20.5       9.8      4.8       1.2

TABLE B: Deposit Period Yield of 5%

          CHANGE IN
           DEPOSIT       TIME REMAINING TO MATURITY OF GUARANTEED TERM
CURRENT    PERIOD     ----------------------------------------------------------
 YIELD      YIELD     8 YEARS   6 YEARS   4 YEARS   2 YEARS   1 YEAR   3 MONTHS
- -------   ---------   -------   -------   -------   -------   ------   --------
   9%        +4%      -25.9%    -20.1%    -13.9%     -7.2%    -3.7%     -0.9%
   8%        +3%      -20.2     -15.6     -10.7      -5.5     -2.8      -0.7
   7%        +2%      -14.0     -10.7      -7.3      -3.7     -1.9      -0.5
   6%        +1%       -7.3      -5.5      -3.7      -1.9     -0.9      -0.2
   4%        -1%        8.0       5.9       3.9       1.9      1.0       0.2
   3%        -2%       16.6      12.2       8.0       3.9      1.9       0.5
   2%        -3%       26.1      19.0      12.3       6.0      2.9       0.7
   1%        -4%       36.4      26.2      16.8       8.1      4.0       1.0

                            SELECTED FINANCIAL DATA

The following selected financial data for the Company should be read in conjunction with the financial statements and notes thereto included in this prospectus.

                         THREE MONTHS ENDED
                              MARCH 31,                    YEARS ENDED DECEMBER 31,
                         ------------------- -----------------------------------------------------
                           1995      1994      1994       1993       1992       1991       1990
                         --------- --------- --------- ---------- ---------- ---------- ----------
(THOUSANDS)
Total Revenue........... $   174.0 $   141.2 $   619.3 $    560.0 $    645.0 $    729.6 $    440.7
                         ========= ========= ========= ========== ========== ========== ==========
Net Income.............. $    77.7 $    74.7 $   348.6 $    312.3 $    336.2 $    457.6 $    258.0
                         ========= ========= ========= ========== ========== ========== ==========
Total Assets............ $11,932.1 $11,695.8 $11,736.2 $ 11,921.3 $ 11,360.9 $ 10,955.6 $ 10,411.5
                         ========= ========= ========= ========== ========== ========== ==========

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS

                                        THREE MONTHS
                                         ENDED MARCH
                                             31,       YEARS ENDED DECEMBER 31,
                                        ------------- --------------------------
                                         1995   1994    1994     1993     1992
                                        ------ ------ -------- -------- --------
(THOUSANDS)
Net investment income.................. $174.0 $141.2 $  619.3 $  560.0 $  645.0
Operating expenses.....................   54.5   26.2     83.0     79.5    135.6
                                        ------ ------ -------- -------- --------
Income before federal income taxes.....  119.5  115.0    536.3    480.5    509.4
Federal income taxes...................   41.8   40.3    187.7    168.2    173.2
                                        ------ ------ -------- -------- --------
Net income............................. $ 77.7 $ 74.7 $  348.6 $  312.3 $  336.2
                                        ====== ====== ======== ======== ========

The Company's net income increased 4% in the first quarter of 1995 when compared with the same period a year ago. The improvement in the first quarter of 1995 net income reflected an increase in net investment income primarily due to increasing yields on cash equivalents partially offset by an increase in operating expenses related to taxes, licenses and fees.

1994 COMPARED TO 1993

The Company's net income increased 12% in 1994 following a 7% decrease in 1993. The improvement in 1994 net income reflected an increase in net investment income primarily due to increasing yields on cash equivalents. Net income in 1993 reflected a 13% decrease in net investment income reflecting the downward trend in investment yields on newly invested assets, offset in part by a 41% decrease in operating expenses related to a decrease in operating expenses allocated from Aetna to the Company.

                              FINANCIAL STATEMENTS

                       AETNA INSURANCE COMPANY OF AMERICA

                                     INDEX

                                                                           PAGE
                                                                           ----
Independent Auditors' Report..............................................   2
Financial Statements:
Statements of Income for the Three Months Ended March 31, 1995 and 1994
 (unaudited) and for Years Ended December 31, 1994, 1993 and 1992.........   3
Balance Sheets as of March 31, 1995 (unaudited) and December 31, 1994 and
 1993.....................................................................   4
Statements of Changes in Shareholder's Equity for the Three Months Ended
 March 31, 1995 and 1994 (unaudited) and for Years Ended December 31,
 1994, 1993 and 1992......................................................   5
Statements of Cash Flows for the Three Months Ended March 31, 1995 and
 1994 (unaudited) and for Years Ended December 31, 1994, 1993 and 1992....   6
Notes to Financial Statements.............................................   7

                         INDEPENDENT AUDITORS' REPORT

The Shareholder and Board of Directors
Aetna Insurance Company of America:

We have audited the accompanying balance sheets of Aetna Insurance Company of America as of December 31, 1994 and 1993, and the related statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aetna Insurance Company of America at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in 1993 the Company changed its methods of accounting for certain investments in debt and equity securities.

                                                      /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
March 17, 1995

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                              STATEMENTS OF INCOME
                                  (THOUSANDS)

                                            3 MONTHS ENDED      YEARS ENDED
                                               MARCH 31,        DECEMBER 31,
                                            --------------- --------------------
                                             1995    1994    1994   1993   1992
                                            ------- ------- ------ ------ ------
                                              (UNAUDITED)
Revenue:
  Net investment income....................  $174.0  $141.2 $619.3 $560.0 $645.0
                                            ------- ------- ------ ------ ------
    Total revenue..........................   174.0   141.2  619.3  560.0  645.0
                                            ------- ------- ------ ------ ------
Expenses:
  Operating expenses.......................    54.5    26.2   83.0   79.5  135.6
                                            ------- ------- ------ ------ ------
    Total expenses.........................    54.5    26.2   83.0   79.5  135.6
                                            ------- ------- ------ ------ ------
Income before federal income taxes.........   119.5   115.0  536.3  480.5  509.4
  Federal income taxes.....................    41.8    40.3  187.7  168.2  173.2
                                            ------- ------- ------ ------ ------
Net income................................. $  77.7 $  74.7 $348.6 $312.3 $336.2
                                            ======= ======= ====== ====== ======

See Notes to Financial Statements.

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                                 BALANCE SHEETS
                                  (THOUSANDS)

                                                              DECEMBER 31,
                                                MARCH 31,  --------------------
                                                  1995       1994       1993
                                               ----------- ---------  ---------
                                               (UNAUDITED)
ASSETS
- ------
Investments:
 Debt securities, available for sale:
  (amortized cost $7,451.7, $7,043.9 and
  $7,132.0, respectively).....................   $7,376.0  $ 6,906.5  $ 7,316.7
 Short-term investments.......................      495.0        --         --
                                                ---------  ---------  ---------
    Total investments.........................    7,871.0    6,906.5    7,316.7
Cash and cash equivalents.....................    3,857.2    4,732.7    4,512.9
Accrued investment income.....................      203.1       91.5       91.5
Deferred tax asset............................        0.4        0.4        --
Other assets..................................        0.4        5.1        0.2
                                                ---------  ---------  ---------
    Total assets..............................  $11,932.1  $11,736.2  $11,921.3
                                                =========  =========  =========
LIABILITIES AND SHAREHOLDER'S EQUITY
- ------------------------------------
Liabilities:
 Due to parent and affiliates.................        4.7       10.5       89.7
 Other liabilities............................       41.5       21.0       14.9
 Federal income taxes payable.................       71.2
Current.......................................        --        29.4      167.9
Deferred......................................        --         --        64.6
                                                ---------  ---------  ---------
    Total liabilities.........................      117.4       60.9      337.1
                                                ---------  ---------  ---------
Shareholder's equity:
 Common capital stock, par value $2,000 (1,275
  shares authorized, issued and
  outstanding)................................    2,550.0    2,550.0    2,550.0
 Paid-in capital..............................    7,550.0    7,550.0    7,550.0
 Net unrealized capital gains (losses)........      (75.7)    (137.4)     120.1
 Retained earnings............................    1,790.4    1,712.7    1,364.1
                                                ---------  ---------  ---------
    Total shareholder's equity................   11,814.7   11,675.3   11,584.2
                                                ---------  ---------  ---------
    Total liabilities and shareholder's
     equity...................................  $11,932.1  $11,736.2  $11,921.3
                                                =========  =========  =========

See Notes to Financial Statements.

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                 STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                  (THOUSANDS)

                              3 MONTHS ENDED              YEARS ENDED
                                 MARCH 31,               DECEMBER 31,
                            -------------------  ------------------------------
                                (UNAUDITED)
                              1995      1994       1994       1993      1992
                            --------- ---------  ---------  --------- ---------
Shareholder's equity,
 beginning of year
 (period).................. $11,675.3 $11,584.2  $11,584.2  $11,151.8 $10,815.6
Net change in unrealized
 capital gains (losses) ...      61.7     (88.4)    (257.5)     120.1       0.0
Net income.................      77.7      74.7      348.6      312.3     336.2
                            --------- ---------  ---------  --------- ---------
Shareholder's equity, end
 of year (period).......... $11,814.7 $11,570.5  $11,675.3  $11,584.2 $11,151.8
                            ========= =========  =========  ========= =========

See Notes to Financial Statements.

                       AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                            STATEMENTS OF CASH FLOWS
                                  (THOUSANDS)

                               3 MONTHS ENDED             YEARS ENDED
                                  MARCH 31,               DECEMBER 31,
                              ------------------   ----------------------------
                                1995      1994       1994      1993      1992
                              --------  --------   --------  --------  --------
                                 (UNAUDITED)
Cash Flows from Operating
 Activities:
  Net income................  $   77.7  $   74.7   $  348.6  $  312.3  $  336.2
  (Increase) decrease in
   accrued investment
   income...................    (111.6)   (111.6)       --       46.3      51.4
  Increase (decrease) in
   amounts due to/from
   parent and affiliates....      (5.8)      --       (79.2)    184.9     (44.9)
  Increase (decrease) in
   other receivables........       4.7      (1.7)       --        --        --
  Decrease (increase) in
   other assets and
   liabilities..............      20.5       0.2        1.2     (76.0)     71.1
  Increase (decrease) in
   federal income taxes
   payable..................      41.8    (162.8)    (138.9)     50.2      (2.8)
  Net amortization of
   premium on debt
   securities...............      18.6      21.1       88.1      78.4      38.3
                              --------  --------   --------  --------  --------
    Net cash provided by
     operating activities...      45.9    (180.1)     219.8     596.1     449.3
                              --------  --------   --------  --------  --------
Cash Flows from Investing
 Activities:
  Proceeds from maturities
   and repayments of debt
   securities...............    (429.3)      --         --    2,290.0   1,485.0
  Cost of investments
   purchased................    (492.1)      --         --   (2,452.8) (1,532.4)
                              --------  --------   --------  --------  --------
    Net cash used for
     investing activities...    (921.4)      --         --     (162.8)    (47.4)
                              --------  --------   --------  --------  --------
Net increase (decrease) in
 cash and cash equivalents..    (875.5)   (180.1)     219.8     433.3     401.9
Cash and cash equivalents,
 beginning of year (period).   4,732.7   4,512.9    4,512.9   4,079.6   3,677.7
                              --------  --------   --------  --------  --------
Cash and cash equivalents,
 end of year (period).......  $3,857.2  $4,332.8   $4,732.7  $4,512.9  $4,079.6
                              ========  ========   ========  ========  ========
Supplemental cash flow
 information:
  Income taxes paid, net....  $    --   $  203.0   $  326.6  $  118.0  $  176.0
                              ========  ========   ========  ========  ========

See Notes to Financial Statements.

                      AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
- ---------------------

Aetna Insurance Company of America (the "Company") is a stock life insurance company organized in 1990 under the insurance laws of Connecticut. The Company is a wholly owned subsidiary of Aetna Life Insurance and Annuity Company ("ALIAC"). ALIAC is a wholly owned subsidiary of Aetna Life and Casualty Company ("Aetna"). The Company is expected to begin marketing and servicing individual and group annuity contracts in 1995. These financial statements have been prepared in conformity with generally accepted accounting principles.

The consolidated financial statements for the three-month periods ended March 31, 1995 and 1994 have been prepared in accordance with generally accepted accounting principles and are unaudited. Certain reclassifications have been made to 1994 financial information to conform to 1995 presentation. These interim statements necessarily rely heavily on estimates including assumptions as to annualized tax rates. In the opinion of management, all adjustments necessary for a fair statement of results for the interim periods have been made. All such adjustments are of a normal recurring nature.

Accounting changes
- ------------------

 Accounting for Certain Investments in Debt and Equity Securities

On December 31, 1993, the Company adopted Financial Accounting Standard ("FAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, which requires the classification of debt securities into three categories: "held to maturity", which are carried at amortized cost; "available for sale", which are carried at fair value with changes in fair value recognized as a component of shareholder's equity; and "trading", which are carried at fair value with immediate recognition in income of changes in fair value.

Initial adoption of this standard in 1993 resulted in a net increase of $120.1 thousand, net of taxes of $64.6 thousand, to net unrealized gains in shareholder's equity.

Cash and Cash Equivalents
- -------------------------

Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity of ninety days or less when purchased.

Investments
- -----------

At December 31, 1993 and 1994, all of the Company's debt securities are classified as available for sale and carried at fair value. These securities are written down (as realized losses) for other than temporary decline in value. Unrealized gains and losses are reflected in shareholder's equity. Fair values for debt securities are based on quoted market prices or dealer quotations. Purchases and sales of debt securities are recorded on the trade date.

Federal Income Taxes
- --------------------

The Company is included in the consolidated federal income tax return of Aetna. The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for

                      AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

certain items. Deferred income tax benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

2. INVESTMENTS

Investments in debt securities available for sale were as follows:

                                                   GROSS      GROSS
                                       AMORTIZED UNREALIZED UNREALIZED   FAIR
                                         COST      GAINS      LOSSES    VALUE
                                       --------- ---------- ---------- --------
                                                     (Thousands)
1994
  U.S. Treasury securities............ $7,043.9      4.2      141.6    $6,906.5
                                       ========    =====      =====    ========
1993
  U.S. Treasury securities............ $7,132.0    184.7        --     $7,316.7
                                       ========    =====      =====    ========

The amortized cost and fair value of debt securities for the year ended December 31, 1994 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called or prepaid.

                                                      AMORTIZED   FAIR
                                                        COST     VALUE
                                                      --------- --------
                                                          (Thousands)
     Due to mature:
       One year or less.............................. $3,016.0  $3,019.7
       After one year through five years.............  4,027.9   3,886.8
                                                      --------  --------
         Total....................................... $7,043.9  $6,906.5
                                                      ========  ========

At December 31, 1994 and 1993, debt securities with an amortized cost of $3.9 million were on deposit as required by various state regulatory agencies.

3. CAPITAL GAINS AND LOSSES ON INVESTMENTS

Realized capital gains or losses are the difference between proceeds received from investments sold or prepaid and amortized cost. For the three years ended December 31, 1994, there were no realized capital gains or losses.


Unrealized gains and losses on investments carried at fair value, net of related taxes, reflected in shareholder's equity, were as follows for December 31,

                                                          1994     1993
                                                         -------  ------
                                                           (Thousands)
Debt securities
  Gross unrealized gains................................ $   4.2  $184.7
  Gross unrealized losses...............................  (141.6)    --
                                                         -------  ------
                                                          (137.4)  184.7
Deferred federal income taxes (See Note 6)..............     --     64.6
                                                         -------  ------
  Net unrealized capital gains (losses)................. $(137.4) $120.1
                                                         =======  ======

                      AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

4. NET INVESTMENT INCOME

Sources of net investment income were as follows:

                                                            1994   1993   1992
                                                           ------ ------ ------
                                                               (Thousands)
         Debt securities.................................. $414.1 $425.7 $492.7
         Cash equivalents.................................  205.2  135.3  152.3
                                                           ------ ------ ------
         Gross investment income..........................  619.3  561.0  645.0
         Less investment expenses.........................    --     1.0    --
                                                           ------ ------ ------
         Net investment income............................ $619.3 $560.0 $645.0
                                                           ====== ====== ======

5. DIVIDEND RESTRICTIONS AND SHAREHOLDER'S EQUITY

The amount of dividends that may be paid to the shareholder in 1995 without prior approval by the Insurance Commissioner of the State of Connecticut is $922.8 thousand.

The Insurance Department of the State of Connecticut (the "Department") recognizes as net income and shareholder's equity those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Department, which differ in certain respects from generally accepted accounting principles ("GAAP"). Statutory net income was $348.1 thousand, $312.3 thousand and $336.2 thousand for the years ended December 31, 1994, 1993 and 1992, respectively. Statutory shareholder's equity was $11.8 million and $11.4 million as of December 31, 1994 and 1993, respectively.

As of December 31, 1994, the Company does not utilize any statutory accounting practices which are not prescribed by insurance regulators that, individually or in the aggregate, materially affect statutory shareholder's equity.

6. FEDERAL INCOME TAXES

The Company is included in the consolidated federal income tax return of Aetna. Aetna allocates to each member an amount approximating the tax it would have incurred were it not a member of the consolidated group, and credits the member for the use of its tax saving attributes in the consolidated return.

In August 1993, the Omnibus Budget Reconciliation Act of 1993 (OBRA) was enacted which resulted in an increase in the federal corporate tax rate from 34% to 35% retroactive to January 1, 1993. The enactment of OBRA resulted in an increase in current taxes of $4.8 thousand which is included in the 1993 current tax expense.

Components of income tax expense (benefits) were as follows:

                                                            1994    1993   1992
                                                           ------  ------ ------
                                                               (thousands)
   Current tax expense:
     Income from operations............................... $188.1  $168.2 $173.2
   Deferred tax benefit:
     Income from operations...............................    (.4)    --     --
                                                           ------  ------ ------
     Total................................................ $187.7  $168.2 $173.2
                                                           ======  ====== ======

                      AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

Income tax expense was equal to the federal income tax rate applied to income before federal income taxes as shown below:

                                                          1994    1993    1992
                                                         ------  ------  ------
                                                             (thousands)
   Income before federal income taxes................... $536.3  $480.5  $509.4
   Tax rate.............................................     35%     35%     34%
                                                         ------  ------  ------
     Income tax expense................................. $187.7  $168.2  $173.2
                                                         ======  ======  ======

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities under FAS No. 109 at December 31, 1994 and 1993 are presented below:

                                                                   1994   1993
                                                                   -----  -----
                                                                   (thousands)
     Deferred tax assets:
       Net unrealized capital losses.............................. $48.1  $ --
       Other, net.................................................    .4    --
                                                                   -----  -----
     Total gross assets...........................................  48.5    --
     Less valuation allowance.....................................  48.1    --
                                                                   -----  -----
       Assets net of valuation....................................    .4    --
                                                                   -----  -----
     Deferred tax liabilities:
       Net unrealized capital gains...............................   --    64.6
                                                                   -----  -----
     Total gross liabilities......................................   --    64.6
                                                                   -----  -----
       Net deferred tax liability (asset)......................... $ (.4) $64.6
                                                                   =====  =====

Net unrealized capital gains and losses are presented in shareholder's equity net of deferred taxes. At December 31, 1994, $137.4 thousand of net unrealized capital losses were reflected in shareholder's equity without deferred tax benefits. For federal income tax purposes, capital losses are deductible only against capital gains in the year of sale or during the carryback and carryforward periods (three and five years, respectively). Due to the expected full utilization of capital gains in the carryback period and the uncertainty of future capital gains, a valuation allowance of $48.1 thousand related to the net unrealized capital losses has been reflected in shareholder's equity. Any reversals of the valuation allowance are contingent upon the recognition of future capital gains in Aetna's federal income tax return or a change in circumstances which causes the recognition of the benefits to become more likely than not. Non-recognition of the deferred tax benefits on net unrealized losses described above had no impact on net income for 1994, but has the potential to adversely affect future results if such losses are realized.

The Internal Revenue Service ("Service") has completed examinations of the consolidated federal income tax returns of Aetna through 1986. Discussions are being held with the Service with respect to proposed adjustments. However, management believes there are adequate defenses against, or sufficient reserves to provide for, such adjustments. The Service has commenced its examinations for the years 1987 through 1990.

7. BENEFIT PLANS

The Company has no employees, when it does, the employees of the Company will be eligible for the same benefit plans as the employees of ALIAC. The following is a discussion of benefit plans as they

                      AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

apply to ALIAC. Charges were allocated to the Company based on appropriate measures. There were no charges to operations during 1994 and 1993 for the benefit plans described below. Charges to operations during 1992 were $2.8 thousand.

Employee Pension Plans -- ALIAC, in conjunction with Aetna, has non-contributory defined benefit pension plans covering substantially all employees. The plans provide pension benefits based on years of service and average annual compensation (measured over sixty consecutive months of highest earnings in a 120 month period). Contributions are determined using the Entry Age Normal Cost Method and, for qualified plans subject to ERISA requirements, are limited to the amounts that are currently deductible for tax reporting purposes. The accumulated plan assets exceed accumulated plan benefits.

Agent Pension Plans -- ALIAC, in conjunction with Aetna, has a non-qualified pension plan covering certain agents. The plan provides pension benefits based on annual commission earnings. The accumulated plan assets exceed accumulated plan benefits. There has been no funding to the plan for the years 1992 through 1994.

Employee Postretirement Benefits -- In addition to providing pension benefits, Aetna also provides certain postretirement health care and life insurance benefits, subject to certain caps, for retired employees. Medical and dental benefits are offered to all full-time employees retiring at age 50 with at least 15 years of service or at age 65 with at least 10 years of service. Retirees are required to contribute to the plans based on their years of service with Aetna.

Aetna implemented FAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions on the immediate recognition basis in 1992. The cumulative effect charge for all Aetna employees was reflected in Aetna's 1992 Statement of Income. Prior to the adoption of FAS No. 106, cost of postretirement benefits was charged to operations as payments were made.

Agent Postretirement Benefits -- ALIAC, in conjunction with Aetna, also provides certain postemployment health care and life insurance benefits for certain agents.

Incentive Savings Plan -- Substantially all employees are eligible to participate in a savings plan under which designated contributions, which may be invested in common stock of Aetna or certain other investments, are matched, up to 5% of compensation, by Aetna.

Stock Plans -- Aetna has a stock incentive plan that provides for stock options and deferred contingent common stock or cash awards to certain key employees. Aetna also has a stock option plan under which executive and middle management employees of Aetna may be granted options to purchase common stock of Aetna at the market price on the date of grant or, in connection with certain business combinations, may be granted options to purchase common stock on different terms.

8. RELATED PARTY TRANSACTIONS

Substantially all of the administrative and support functions of the Company are provided by Aetna and its affiliates. The financial statements reflect allocated charges for these services based upon measures appropriate for the type and nature of service provided. Total charges allocated to the Company, including rent, salaries and other administrative expenses, were $1.0 thousand in 1993. There were no charges allocated to the Company for these services in 1994 and 1992.

                      AETNA INSURANCE COMPANY OF AMERICA
    (A WHOLLY OWNED SUBSIDIARY OF AETNA LIFE INSURANCE AND ANNUITY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

9. ESTIMATED FAIR VALUE

The carrying values and estimated fair values of the Company's financial instruments at December 31, 1994 and 1993 were as follows:

                                                  1994              1993
                                            ----------------- -----------------
                                            CARRYING   FAIR   CARRYING   FAIR
                                             VALUE    VALUE    VALUE    VALUE
                                            -------- -------- -------- --------
                                                        (Thousands)
Assets:
  Cash and cash equivalents................ $4,732.7 $4,732.7 $4,512.9 $4,512.9
  Debt securities..........................  6,906.5  6,906.5  7,316.7  7,316.7

Fair value estimates are made at a specific point in time, based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In evaluating the Company's management of interest rate and liquidity risk, the fair values of all assets and liabilities should be taken into consideration, not only those above.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution
- -----------------------------------------------------

  Not Applicable

Item 14.  Indemnification of Directors and Officers
- ---------------------------------------------------

  Reference is hereby made to Section 33-320a of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations. The statute provides in general that Connecticut corporations shall indemnify their officers, directors, employees, agents, and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification does not apply unless (1) the individual is successful on the merits in the defense of any such proceeding; or (2) a determination is made (by a majority of the board of directors not a party to the proceeding by written consent; by independent legal counsel selected by a majority of the directors not involved in the proceeding; or by a majority of the shareholders not involved in the proceeding) that the individual acted in good faith and in the best interests of the corporation; or (3) the court, upon application by the individual, determines in view of all the circumstances that such person is reasonably entitled to be indemnified.

  C.G.S. Section 33-320a provides an exclusive remedy: a Connecticut corporation cannot indemnify a director or officer to an extent either greater or less than that authorized by the statute, e.g., pursuant to its certificate of incorporation, bylaws, or any separate contractual arrangement. However, the statute does specifically authorize a corporation to procure indemnification insurance to provide greater indemnification rights. The premiums for such insurance may be shared by the corporation with the insured individuals on an agreed basis.

  Consistent with the statute, Aetna Life and Casualty Company has procured insurance from Lloyd's of London and several major United States excess insurers for its directors and officers and the directors and officers of its subsidiaries, including the Registrant, which supplements the indemnification rights provided by C.G.S. Section 33-320a to the extent such coverage does not violate public policy.

Item 15.  Recent Sales of Unregistered Securities
- -------------------------------------------------

  Not Applicable

Item 16.  Exhibits and Financial Statement Schedules
- ----------------------------------------------------

   (a)  Exhibits
        (3.1)  Articles of Incorporation Registrant/1/
        (3.2)  By-Laws/1/
        (4)    Instruments Defining the Rights of Security Holders
               (a) Form of Annuity Variable Contract (Group Variable)
                   (G-CDA-GP2(4/94))/2/
               (b) Form of Aetna Growth Plus Group IRA Endorsement (C-
                   GP2QEND(4/94))/2/
               (c) Form of Annuity Variable Contract (Individual Variable)
                   (I-CDA-GP2(4/94))/2/
               (d) Form of Aetna Growth Plus Individual IRA Endorsement
                   (GP2QEND(4/94))/2/
        (5)    Opinion re Legality
        (10)   Material Contracts
               (a) The 1984 Stock Option Plan of Aetna Life and Casualty
                   Company and amendments thereto/3/
               (b) Aetna Life and Casualty Company's Supplemental Incentive
                   Savings Plan/3/
               (c) Aetna Life and Casualty Company's Supplemental Pension
                   Benefit Plan/3/
               (d) Aetna Life and Casualty Company's 1986 Management
                   Incentive Plan/4/
        (23)   (a) Consent of Independent Auditors
               (b) Consent of Legal Counsel
        (24)   (a) Powers of Attorney
               (b) Certificate of Resolution Authorizing Signature by Power
                   of Attorney/1/
        (27)   Financial Data Schedule
   (b)  Consolidated Financial Statement Schedules

        (i)    Independent Auditors' Report
        (ii) Schedule I - Summary of Investments - Other than Investments in Affiliates as of December 31, 1994

Exhibits and Schedules other than those listed are omitted because they are not required or are not applicable.

1. Incorporated by reference to Registration Statement on Form N-4 (File No. 33-59749) filed on May 31, 1995.
2. Incorporated by reference to Registration Statement on Form N-4 (File No. 33-80750) filed on June 23, 1994.
3. Incorporated by reference to Aetna Life and Casualty Company's 1992
   Form 10-K (File No. 1-5704) filed on March 17, 1993.
4. Incorporated by reference to Aetna Life and Casualty Company's 1993
   Form 10-K (File No. 1-5704) filed on March 18, 1994.

Item 17.  Undertakings
- ----------------------

  The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

  (a)  Rule 415 offerings:

       (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (h)  Request for Acceleration of Effective Date:

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 33-81010) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut, on this 7th day of July 1995.

                         By: AETNA INSURANCE COMPANY OF AMERICA

                         By: Daniel P. Kearney*
                             ----------------------------------
                             Daniel P. Kearney
                             President
                             Principal Executive Officer

  As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                                                Date
- ---------                    -----                                                ----
Daniel P. Kearney*           Director and President                         )
- ---------------------------  (Principal Executive Officer)                  )
Daniel P. Kearney                                                           )
                                                                            )
James C. Hamilton*           Director, Vice President and Treasurer         )
- ---------------------------  (Principal Accounting and Financial Officer    )   July
James C. Hamilton                                                           )    7, 1995
                                                                            )
Richard C. Murphy*           Director and Vice President                    )
- ---------------------------                                                 )
Richard C. Murphy                                                           )
                                                                            )
Scott A. Striegel*           Director and Senior Vice President             )
- ---------------------------                                                 )
Scott A. Striegel                                                           )

By:   /s/  Julie E. Rockmore
      -----------------------------------------
      Julie E. Rockmore

*Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit No.     Exhibit                                                 Page
- -----------     -------                                                 ----
16(a)(3.1)      Articles of Incorporation of Registrant                   *

16(a)(3.2)      By-Laws                                                   *

16(a)(4)        Instruments Defining the Rights of Security
                Holders-Variable Annuity Contracts:                       *
                   (a)  Form of Annuity Contract (Group
                        Variable) (G-CDA-GP2(4/94))                       *

                   (b)  Form of Aetna Growth Plus Group IRA
                        Endorsement (C-GP2QEND(4/94))                     *

                   (c)  Form of Annuity Contract (Individual
                        Variable) (I-CDA-GP2(4/94)                        *

                   (d)  Form of Aetna Growth Plus Individual
                        IRA Endorsement (GP2QEND(4/94))                   *

16(a)(10)       Material Contracts:
                   (a)  The 1984 Stock Option Plan of Aetna
                        Life and Casualty Company and amendments thereto  *

                   (b)  Aetna Life and Casualty Company's
                        Supplemental Incentive Savings Plan               *

                   (c)  Aetna Life and Casualty Company's
                        Supplemental Pension Benefit Plan                 *

                   (d)  Aetna Life and Casualty Company's
                        1986 Management Incentive Plan                    *

16(a)(23)(a)    Consent of Independent Auditors
                                                                      -------
16(a)(23)(b)    Consent of Legal Counsel
                                                                      -------
16(a)(24)(a)    Powers of Attorney
                                                                      -------
16(a)(24)(b)    Certificate of Resolution Authorizing                     *
                Signature by Power of Attorney

16(b)(i)        Independent Auditors' Report
                                                                      -------

16(b)(ii)       Schedule I - Summary of Investments - Other than
                Investments in Affiliates as of December 31, 1994
                                                                      -------
27              Financial Data Schedule
                                                                      -------

* Incorporated by reference